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                          CREDIT FACILITY AGREEMENT



                                BY AND AMONG



                        CCC INFORMATION SERVICES INC.
             (AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES)


                                     AND


                     THE LENDERS THAT ARE PARTIES HERETO


                                     AND


                                 SIGNET BANK
                          (AS ADMINISTRATIVE AGENT)






                       Executed as of August 22, 1996


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                               TABLE OF CONTENTS

ARTICLE 1:  THE CREDIT FACILITIES............................................  1

  1.1.   Line of Credit Facility.............................................  1

         1.1.1.    Establishment of Credit Facility..........................  1
         1.1.2.    Facility Maturity.........................................  2
         1.1.3.    Use of Proceeds...........................................  2
         1.1.4.    Line of Credit Note.......................................  2
         1.1.5.    Interest..................................................  2

                   1.1.5.1.    Establishment of Portions.....................  2
                   1.1.5.2.    Interest Rate Determination...................  3
                   1.1.5.3.    Selection of Rate Index.......................  3
                   1.1.5.4.    Applicable Rate Margins.......................  3
                   1.1.5.5.    Calculation of Interest.......................  4
                   1.1.5.6.    Special LIBO Rate Provisions..................  4

         1.1.6.    Repayment and Prepayment..................................  6

                   1.1.6.1.    Periodic Interest Payments....................  6
                   1.1.6.2.    Principal Payments -- Commitment Reduction....  6
                   1.1.6.3.    Principal Payments -- Periodic Sweep of
                               Excess Cash Flow..............................  6
                   1.1.6.4.    At Maturity or Termination....................  6
                   1.1.6.5.    Prepayments...................................  6
                   1.1.6.6.    Principal Repayment -- Automatic..............  7
                   1.1.6.7.    Default Interest Payment......................  7
                   1.1.6.8.    Application of Payments.......................  7
                   1.1.6.9.    Availability For Reborrowing..................  7

  1.2.   Term Loan Facility..................................................  8

         1.2.1.    Establishment of Credit Facility..........................  8
         1.2.2.    Facility Maturity.........................................  8
         1.2.3.    Use of Proceeds...........................................  8
         1.2.4.    Term Loan Note............................................  8
         1.2.5.    Interest..................................................  9

                   1.2.5.1.    Intentionally Blank...........................  9
                   1.2.5.2.    Establishment of Portions.....................  9
                   1.2.5.3.    Interest Rate Determination...................  9
                   1.2.5.4.    Selection of Rate Index.......................  9
                   1.2.5.5.    Applicable Rate Margins....................... 10
                   1.2.5.6.    Calculation of Interest....................... 10

                   1.2.5.7.    Special LIBO Rate Provisions.................. 10

         1.2.6.    Repayment and Prepayment.................................. 12

                   1.2.6.1.    Periodic Interest Payments.................... 12
                   1.2.6.2.    Principal Payments -- Amortization............ 12
                   1.2.6.3.    Principal Payments -- Periodic Sweep of
                               Excess Cash Flow.............................. 12
                   1.2.6.4.    At Maturity or Termination.................... 12
                   1.2.6.5.    Prepayments................................... 13
                   1.2.6.6.    Default Interest Payment...................... 14
                   1.2.6.7.    Application of Payments....................... 14
                   1.2.6.8.    Availability For Reborrowing.................. 14

  1.3.   Determination of Commitment Amounts................................. 14

         1.3.1.    Initial Commitments....................................... 14
         1.3.2.    Mandatory Commitment Reductions for the Line of Credit
                   Facility.................................................. 14
         1.3.3.    Voluntary Reduction of Commitment......................... 15

  1.4.   Advances............................................................ 15

         1.4.1.    Requesting Advances....................................... 15
         1.4.2.    Funding Advances.......................................... 15
         1.4.3.    Automatic Line of Credit Advances......................... 16
         1.4.4.    Obligation to Advance..................................... 16
         1.4.5.    Indemnification for Revocation or Failure to Satisfy
                   Conditions................................................ 16

  1.5.   Payments in General................................................. 16

         1.5.1.    Manner and Place.......................................... 16
         1.5.2.    Special Payment Timing Issues............................. 16
         1.5.3.    Application of Payments................................... 16
         1.5.4.    Debiting Accounts......................................... 17
         1.5.5.    Default Interest.......................................... 17
         1.5.6.    Usury Savings Provision................................... 17

  1.6.   Release of Security................................................. 17
  1.7.   Fees and Other Compensation......................................... 17

         1.7.1.    Commitment Fee............................................ 17
         1.7.2.    Periodic Facility Fee..................................... 18

  1.8.   Issuance of Letters of Credit....................................... 18

ARTICLE 2: CONDITIONS PRECEDENT.............................................. 18

  2.1.   Closing Conditions.................................................. 18

         2.1.1.    Compliance................................................ 18

                   2.1.1.1.    Fees and Expenses............................. 18
                   2.1.1.2.    Representations............................... 18
                   2.1.1.3.    No Default.................................... 18
                   2.1.1.4.    No Material Change............................ 18

         2.1.2.    Documents................................................. 19

                   2.1.2.1.    Credit Agreement.............................. 19
                   2.1.2.2.    Fee Agreement................................. 19
                   2.1.2.3.    Solvency Certificates......................... 19
                   2.1.2.4.    Compliance Certificates....................... 19
                   2.1.2.5.    Opinions of Counsel........................... 19
                   2.1.2.6.    Authorization Documents -- Each Borrower...... 19
                   2.1.2.7.    Other Documents............................... 19

  2.2.   Conditions to Initial Advance....................................... 19

         2.2.1.    Compliance................................................ 20

                   2.2.1.1.    Fees and Expenses............................. 20
                   2.2.1.2.    Representations............................... 20
                   2.2.1.3.    No Default.................................... 20
                   2.2.1.4.    No Material Change............................ 20

         2.2.2.    Documents................................................. 20

                   2.2.2.1.    Amendment to Credit Agreement................. 20
                   2.2.2.2.    Update to Credit Agreement Schedules.......... 20
                   2.2.2.3.    Advance Request............................... 21
                   2.2.2.4.    Promissory Notes.............................. 21
                   2.2.2.5.    Security Agreement and Related Documents...... 21
                   2.2.2.6.    Intellectual Property Security Agreements..... 21
                   2.2.2.7.    Assignment of Material Contracts.............. 21
                   2.2.2.8.    Pledge and Security Agreement (By Top Level
                               Borrower)..................................... 21
                   2.2.2.9.    Pledge and Security Agreement (By Guarantor).. 22
                   2.2.2.10.   Guaranty Agreement............................ 22
                   2.2.2.11.   Insurance..................................... 22
                   2.2.2.12.   Solvency Certificates......................... 22
                   2.2.2.13.   Compliance Certificates....................... 22

                   2.2.2.14.   Opinions of Counsel........................... 22
                   2.2.2.15.   Payoff Instructions for Prior Indebtedness.... 23
                   2.2.2.16.   Authorization Documents -- Each Borrower...... 23
                   2.2.2.17.   Authorization Documents -- Guarantor.......... 23
                   2.2.2.18.   Officer's Certificates........................ 23
                   2.2.2.19.   Other Documents............................... 24

         2.2.3.    Consummation of Guarantor's IPO........................... 24
         2.2.4.    Satisfaction of Existing Indebtedness..................... 24
         2.2.5.    Cash Flow Leverage........................................ 25

  2.3.   Line of Credit Advances (After the Initial Advances)................ 25

         2.3.1.    Advance Request........................................... 25
         2.3.2.    Cash Flow Leverage........................................ 25
         2.3.3.    Other Documents........................................... 25
         2.3.4.    Compliance................................................ 25

                   2.3.4.1.    Fees and Expenses............................. 25
                   2.3.4.2.    Representations............................... 25
                   2.3.4.3.    No Default.................................... 25
                   2.3.4.4.    No Material Change............................ 26

ARTICLE 3: REPRESENTATIONS AND WARRANTIES.................................... 26

  3.1.   Organization and Good Standing...................................... 26
  3.2.   Power and Authority................................................. 26
  3.3.   Validity and Legal Effect........................................... 26
  3.4.   No Violation of Laws or Agreements.................................. 26
  3.5.   Title to Assets; Existing Encumbrances; Intellectual and Real
         Property............................................................ 27
  3.6.   Capital Structure and Equity Ownership.............................. 27
  3.7.   Subsidiaries, Affiliates and Investments............................ 27
  3.8.   Material Contracts.................................................. 28
  3.9.   Licenses and Authorizations......................................... 28
  3.10.  Taxes and Assessments............................................... 28
  3.11.  Litigation and Legal Proceedings.................................... 28
  3.12.  Accuracy of Financial Information................................... 29
  3.13.  Accuracy of Other Information....................................... 29
  3.14.  Compliance with Laws Generally...................................... 29
  3.15.  ERISA Compliance.................................................... 29
  3.16.  Environmental Compliance............................................ 30
  3.17.  Margin Rule Compliance.............................................. 31
  3.18.  Fees and Commissions................................................ 31
  3.19.  Solvency............................................................ 31


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ARTICLE 4:    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 32

     4.1.      Financial Covenants and Ratios . . . . . . . . . . . . . . . . 32

               4.1.1.    Total Charge Coverage Ratio  . . . . . . . . . . . . 32
               4.1.2.    Cash Flow Leverage Ratio . . . . . . . . . . . . . . 32

     4.2.      Periodic Financial Statements  . . . . . . . . . . . . . . . . 33

               4.2.1.    Monthly Financial Statements . . . . . . . . . . . . 33
               4.2.2.    Quarterly Financial Statements . . . . . . . . . . . 33
               4.2.3.    Annual Financial Statements  . . . . . . . . . . . . 33

     4.3.      Other Financial and Specialized Reports. . . . . . . . . . . . 34
     4.4.      Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . 34
     4.5.      Books and Records  . . . . . . . . . . . . . . . . . . . . . . 34
     4.6.      Existence and Good Standing  . . . . . . . . . . . . . . . . . 34
     4.7.      Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . 34
     4.8.      Insurance; Maintenance of Properties; Disaster Contingency . . 35

               4.8.1.    General Insurance Provisions . . . . . . . . . . . . 35
               4.8.2.    Disaster Recovery and Contingency Program  . . . . . 35

     4.9.      Loan Purpose . . . . . . . . . . . . . . . . . . . . . . . . . 35
     4.10.     Litigation; Occurrence of Defaults . . . . . . . . . . . . . . 35
     4.11.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     4.12.     Management Changes . . . . . . . . . . . . . . . . . . . . . . 36
     4.13.     Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . 36
     4.14.     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 36

               4.14.1.   General  . . . . . . . . . . . . . . . . . . . . . . 36
               4.14.2.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . 36
               4.14.3.   Environmental  . . . . . . . . . . . . . . . . . . . 37

     4.15.     Further Actions  . . . . . . . . . . . . . . . . . . . . . . . 37

               4.15.1.   Additional Collateral  . . . . . . . . . . . . . . . 37
               4.15.2.   Further Assurances . . . . . . . . . . . . . . . . . 37
               4.15.3.   Estoppel Certificate . . . . . . . . . . . . . . . . 37
               4.15.4.   Waivers and Consents . . . . . . . . . . . . . . . . 38
               4.15.5.   Additional Material Contracts, Licenses and
                           Authorizations . . . . . . . . . . . . . . . . . . 38

     4.16.     Post Closing Items . . . . . . . . . . . . . . . . . . . . . . 38
     4.17.     Other Information  . . . . . . . . . . . . . . . . . . . . . . 39

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ARTICLE 5:    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . 39

     5.1.      Capital Expenditures . . . . . . . . . . . . . . . . . . . . . 39
     5.2.      Additional Indebtedness  . . . . . . . . . . . . . . . . . . . 40
     5.3.      Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.4.      Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     5.5.      Liens and Encumbrances; Negative Pledge  . . . . . . . . . . . 41
     5.6.      Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . 43
     5.7.      Acquisitions and Investments . . . . . . . . . . . . . . . . . 43
     5.8.      New Ventures; Mergers  . . . . . . . . . . . . . . . . . . . . 44
     5.9.      Transactions with Affiliates . . . . . . . . . . . . . . . . . 44
     5.10.     Distributions or Dividends . . . . . . . . . . . . . . . . . . 45
     5.11.     Payment of Subordinated Indebtedness . . . . . . . . . . . . . 45
     5.12.     Payment of Management Fees . . . . . . . . . . . . . . . . . . 45
     5.13.     Issuance of Additional Equity  . . . . . . . . . . . . . . . . 45
     5.14.     Removal of Assets  . . . . . . . . . . . . . . . . . . . . . . 45
     5.15.     Modifications to Organic Documents . . . . . . . . . . . . . . 46
     5.16.     Modifications to Material Relationships and Agreements . . . . 46
     5.17.     Margin Stock Restrictions; Other Federal Statutes  . . . . . . 46


ARTICLE 6:    ADDITIONAL COLLATERAL AND RIGHT OF SET OFF  . . . . . . . . . . 47

     6.1.      Additional Collateral  . . . . . . . . . . . . . . . . . . . . 47
     6.2.      Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . 47
     6.3.      Additional Rights  . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 7:    DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . 47

     7.1.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . 47

               7.1.1.    Payment Obligations  . . . . . . . . . . . . . . . . 47
               7.1.2.    Representations and Warranties . . . . . . . . . . . 47
               7.1.3.    Financial Covenants  . . . . . . . . . . . . . . . . 48
               7.1.4.    Other Covenants in Loan Documents  . . . . . . . . . 48
               7.1.5.    Default Under Other Agreements with Lenders  . . . . 48
               7.1.6.    Default Under Material Agreements with Other
                           Parties  . . . . . . . . . . . . . . . . . . . . . 48
               7.1.7.    Security Interest  . . . . . . . . . . . . . . . . . 49
               7.1.8.    Change of Control  . . . . . . . . . . . . . . . . . 49
               7.1.9.    Government Action  . . . . . . . . . . . . . . . . . 49
               7.1.10.   Insolvency . . . . . . . . . . . . . . . . . . . . . 49
               7.1.11.   Loss or Revocation of Guaranty . . . . . . . . . . . 49
               7.1.12.   Additional Liabilities . . . . . . . . . . . . . . . 50

               7.1.13.   Material Adverse Change  . . . . . . . . . . . . . . 50

     7.2.      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

               7.2.1.    General; Acceleration  . . . . . . . . . . . . . . . 50
               7.2.2.    Other  . . . . . . . . . . . . . . . . . . . . . . . 50


ARTICLE 8:    THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . 50

     8.1.      Appointment, Authorization and Grant of Authority  . . . . . . 50
     8.2.      Acceptance of Appointment  . . . . . . . . . . . . . . . . . . 51
     8.3.      Administrative Agent's Relationship with Borrowers . . . . . . 51
     8.4.      Non-Reliance on Administrative Agent and Other Lenders . . . . 51
     8.5.      Reliance by Administrative Agent . . . . . . . . . . . . . . . 52
     8.6.      Delegation of Duties; Additional Reliance by Administrative
                 Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
     8.7.      Acting on Instructions of Lenders  . . . . . . . . . . . . . . 52
     8.8.      Actions Upon Occurrence of Default or Event of Default . . . . 53
     8.9.      Administrative Agent's Rights as Lender in Individual
                 Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . 53
     8.10.     Advances By Administrative Agent . . . . . . . . . . . . . . . 53
     8.11.     Payments to Lenders  . . . . . . . . . . . . . . . . . . . . . 54
     8.12.     Pro-Rata Sharing of Setoff Proceeds  . . . . . . . . . . . . . 54
     8.13.     Limitation on Liability of Administrative Agent  . . . . . . . 54
     8.14.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . 55
     8.15.     Resignation; Successor Administrative Agent  . . . . . . . . . 55


ARTICLE 9:    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 56

     9.1.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . 56
     9.2.      Rules of Construction  . . . . . . . . . . . . . . . . . . . . 68

               9.2.1.    Plural; Gender . . . . . . . . . . . . . . . . . . . 68
               9.2.2.    Financial and Accounting Terms . . . . . . . . . . . 68


ARTICLE 10:   MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . 68

     10.1.     Indemnification, Reliance and Assumption of Risk
                 Provisions . . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.2.     Assignment; Disclosure of Information to Third Parties . . . . 69
     10.3.     Binding Effect and Governing Law . . . . . . . . . . . . . . . 70
     10.4.     No Waiver; Delay . . . . . . . . . . . . . . . . . . . . . . . 70
     10.5.     Modifications and Amendments . . . . . . . . . . . . . . . . . 71
     10.6.     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     10.7.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     10.8.     Time of Day  . . . . . . . . . . . . . . . . . . . . . . . . . 73
     10.9.     Relationship with Prior Agreements . . . . . . . . . . . . . . 73
     10.10.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . 73

     10.11.    Termination and Survival . . . . . . . . . . . . . . . . . . . 74
     10.12.    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . 74
     10.13.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 74
     10.14.    Conflict Provision . . . . . . . . . . . . . . . . . . . . . . 74
     10.15.    Waiver of Suretyship Defenses  . . . . . . . . . . . . . . . . 74
     10.16.    Waiver of Liability  . . . . . . . . . . . . . . . . . . . . . 74
     10.17.    Forum Selection; Consent to Jurisdiction . . . . . . . . . . . 75
     10.18.    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . 76

SCHEDULES AND EXHIBITS:


SCHEDULES:
---------

Schedule  A        List of Borrowers
Schedule  3.1      Good Standing / Foreign Qualification Jurisdictions
Schedule  3.2      Missing Consents
Schedule  3.5      Existing Encumbrances
Schedule  3.5A     Intellectual Property
Schedule  3.5B     Real Property Interests
Schedule  3.5C     Operating Names / Trade Names
Schedule  3.6      Capital Structure / Equity Ownership
Schedule  3.7      Subsidiaries, Affiliates & Investments
Schedule  3.8      Material Contracts
Schedule  3.9      Licenses and Authorizations
Schedule  3.10     Taxes and Assessments
Schedule  3.11     Material Litigation
Schedule  3.18     Fees and Commissions
Schedule  4.7      Existing Deposit Accounts
Schedule  5.2      Permitted Additional Indebtedness
Schedule  5.5      Permitted Additional Liens


EXHIBITS:
--------

Exhibit   1.4.1    Form of Advance Request
Exhibit   4.2.1    Form of Monthly Financial Statements
Exhibit   4.2      Form of Periodic Compliance Certificate

                          CREDIT FACILITY AGREEMENT

     THIS CREDIT FACILITY AGREEMENT (as defined in Article 9 hereof, along with all other defined terms, this "Agreement") is made and effective as of August 22, 1996, by and among CCC INFORMATION SERVICES INC. ("CCC"), AND EACH DIRECT AND INDIRECT SUBSIDIARY OF CCC (IF ANY) THAT ARE LISTED ON SCHEDULE A HERETO (as more fully defined in Article 9 hereof, CCC and each such Subsidiary are sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), AND EACH FINANCIAL INSTITUTION THAT FROM TIME TO TIME IS A "LENDER" HEREUNDER (as more fully defined in Article 9 hereof, individually a "LENDER"; collectively, the "Lenders"), AND SIGNET BANK (as more fully defined in Article 9 hereof, "Administrative Agent").


                             R E C I T A L S
                             - - - - - - - -

     WHEREAS, Borrowers desire and have applied to Lenders for a credit facility (to be administered by the Administrative Agent) consisting of (a) a line of credit arrangement pursuant to which up to $20 million can be borrowed from time to time on a senior secured basis, AND (b) (under certain circumstances and conditions described herein) a term loan credit arrangement pursuant to which up to $15 million can be borrowed on a senior secured bases; AND

     WHEREAS, Lenders are willing to accommodate the request for credit upon and subject to the terms, conditions and provisions of the Loan Documents;

     NOW, THEREFORE, in consideration of the covenants and agreements contained in the Loan Documents, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Lender and Administrative Agent hereby agree as follows:


                    ARTICLE 1:  THE CREDIT FACILITIES

     1.1.   LINE OF CREDIT FACILITY.

            1.1.1. ESTABLISHMENT OF CREDIT FACILITY. Subject to the terms and conditions of and in reliance upon the representations and warranties contained in the Loan Documents, if each of the conditions precedent under
Section 2.2 hereof is satisfied (on or before October 31, 1996), THEN each Lender will lend funds to Borrowers on a senior secured basis from time to tome prior to the Line of Credit Maturity Date (as determined in accordance with Section 1.1.2 hereof) in an aggregate amount at any time outstanding not to exceed its Line of Credit Commitment Percentage (on a Pro Rata basis) of the Available Credit Portion (as determined in accordance with Section 1.3 hereof).

            1.1.2. FACILITY MATURITY. The Line of Credit Facility will mature on October 1, 2001 (as may be extended from time to time in Lender's sole discretion, "Line of Credit Maturity Date").

            1.1.3. USE OF PROCEEDS. The funds advanced under this Line of Credit Facility may be used exclusively as follows (BUT ONLY to the extent not otherwise advanced for such purpose under Section 1.2.3 hereof):

            a. To satisfy and refinance the indebtedness owed by CCC to a group of lenders the agent for which is Canadian Imperial Bank of Commerce, AND

            b.  The balance of the Available Credit Portion (if any) to pay
                (i) for closing costs and fees associated with consummating and documenting the transactions contemplated by this Agreement, AND (ii) for acquisitions of assets and Capital Expenditures otherwise permitted for Borrower under the Loan Documents, AND (iii) for general working capital and other legitimate corporate expenditures (including, without limitation, payment of lawful dividends and distributions permitted under Section 5.10 hereof), AND (iv) for such other purposes as specifically authorized hereunder or in writing by Administrative Agent (in the sole and absolute discretion of the Required Lenders).

            1.1.4. LINE OF CREDIT NOTE. The indebtedness under the Line of Credit Facility and the corresponding obligation of each Borrower (jointly and severally) to repay Lenders with interest in accordance with the terms hereof will be evidenced by one or more Line of Credit Notes (each, as amended, restated, replaced, supplemented, extended or renewed hereafter, "Line of Credit Note"; collectively, the "Line of Credit Notes") payable to the order of each Lender in accordance with its Line of Credit Commitment Percentage. The Line of Credit Notes will be due and payable in full on the Line of Credit Maturity Date. The aggregate stated principal amount of the Line of Credit Notes will be the Line of Credit Commitment established as of the Closing Date pursuant to Section 1.3 hereof; PROVIDED, HOWEVER, that the maximum liability under such Line of Credit Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees and expenses) then outstanding under the Line of Credit Facility. Each Lender is authorized to note or endorse the date and amount of each Advance and payment under the Line of Credit Facility on a schedule annexed to and constituting a part of its Line of Credit Note. Such notations or endorsements, if made without manifest error, will constitute PRIMA FACIA evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations and liabilities of Borrowers thereunder of hereunder.

            1.1.5. INTEREST. Interest under the Line of Credit Facility (and with respect to any other amounts advanced to or on behalf of Borrowers under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Section 1.5.5 hereof and Section 1.5.6 hereof):

                     1.1.5.1. ESTABLISHMENT OF PORTIONS. for purposes of determining interest, Borrowers may designate and subdivide the aggregate outstanding balance under the Line of

Credit Facility (including any other amounts advanced to or on behalf of any Borrower under the Loan Documents) into a maximum of eight (8) Portions (inclusive of the number of Portions permitted under the Term Loan Facility). No Portion may be less than $500,000 (unless it is designated as $0.00), AND all Portions collectively must total the aggregate outstanding balance under the Line of Credit Facility. If there is less than $1,000,000 outstanding under the Line of Credit Facility, then only one Portion will be permitted.

                     1.1.5.2. INTEREST RATE DETERMINATION. The aggregate outstanding principal balance under each Portion will bear interest (computed daily until paid, whether prior to or after the Line of Credit Maturity Date) at the applicable Rate Index (as determined in accordance with Section
1.1.5.3 hereof) PLUS the applicable Rate Margin (as determined in accordance with Section 1.1.5.4 hereof). If the Prime Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will change when and as the Prime Rate or Rate Margin changes; AND if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period, except to the extent the Rate Margin changes during the Interest Period or as otherwise permitted under
Section 1.1.5.6 hereof. NOTWITHSTANDING THE FOREGOING, the applicable interest rate for the entire outstanding balance under the Line of Credit Facility from the Settlement Date on which the initial Advance under the Line of Credit Facility is made until the first date on which the Rate Index may be changed under Section 1.1.5.3 hereof will be the Prime Rate as of such Settlement Date PLUS a Rate Margin determined as of such Settlement Date in accordance with Section 1.1.5.4 hereof using an amount for Funded Debt as of such Settlement Date (and inclusive of such Advance).

                     1.1.5.3. SELECTION OF RATE INDEX. The applicable Rate Index for each Portion will be either the Prime Rate or an Adjusted LIBO
Rate. The applicable Rate Index for each Portion may be changed (at the election of the Borrowers) as of the first calendar day after the end of the applicable Interest Period for such Portion. At least two (2) Business Days but not more than ten (10) Business Days before any day on which the Rate Index may be changed, Borrowers (through an Authorized Officer) must notify Administrative Agent in writing of (a) the dollar amount of each Portion (if more than one exists) AND (b) the selected Rate Index for each Portion during the subsequent rate period (including, if applicable, the selected length of the Interest Period for balances accruing interest at the Adjusted LIBO
Rate). If Administrative Agent does not timely receive such written notification as to any Portion, the Prime Rate will be the applicable Rate Index for the entire outstanding balance of such unspecified Portion during the subsequent rate period. NOTWITHSTANDING THE FOREGOING, with respect to the proceeds of each Advance under the Line of Credit Facility, unless Borrowers otherwise request the Adjusted LIBO Rate at the time of such Advance (and an otherwise unallocated Portion then exists), THEN the Prime Rate will be the applicable Rate Index from the corresponding Settlement Date for such Advance until the next date on which the Rate Index may be changed hereunder.

                     1.1.5.4. APPLICABLE RATE MARGINS. The Rate Margin applicable to the Line of Credit Facility will be established as of the initial Settlement Date and as of the first calendar day of the first calendar month of each fiscal quarter and will be based upon the Leverage Ratio of (a) Funded Debt as of the date of establishment of such Rate Margin TO (b) OFC (I.E., Operating Cash Flow) for the four consecutive fiscal quarter period ended on the last day of the most recent fiscal quarter reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with
Section 4.2 hereof, AND will be determined according to the following schedule:

                                                                Adjusted
                                                  Prime Rate   LIBO Rate
   Leverage Ratio                                   Margin       Margin
   --------------                                   ------       ------

   LESS THAN 2.0                                     0.00%        1.50%

   GREATER THAN OR EQUAL TO 2.0 but LESS THAN 3.0    1.00%        2.00%

   GREATER THAN OR EQUAL TO 3.0                      2.00%        3.00%


In determining the amount of Funded Debt as of the date of establishing such Rate Margin, unless Borrowers otherwise provide Administrative Agent with evidence of such amount in a form acceptable to Administrative Agent, THEN Administrative Agent may use and rely on the amount of Funded Debt as reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2 hereof. NOTWITHSTANDING THE FOREGOING, if Administrative Agent does not timely receive acceptable quarterly financial statements in accordance with Section 4.2 hereof, THEN Administrative Agent (in its sole and absolute discretion) may deem the applicable Rate Margin to be the highest Rate margin for the applicable Rate Index reflected in the chart above, retroactive to the first calendar day of the then-current fiscal quarter. FURTHER NOTWITHSTANDING THE FOREGOING (or any other provision hereof regarding the timing of establishing the applicable Rate Margin), upon the funding of any Advance after the Closing Date for a purpose set forth in Section 1.1.3 hereof that results in the outstanding balance under the Line of Credit Facility exceeding the outstanding balance as of the most recent change in the Rate Margin by $1,000,000 or more, THEN the applicable Rate Margin hereunder (at the option of the Required Lenders) may be adjusted to reflect the additional amount of Funded Debt thereby outstanding.


                     1.1.5.5. CALCULATION OF INTEREST. Interest under the Line of Credit Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on the outstanding principal amount of the Line of Credit Facility (and on any other amounts advanced to or on behalf of any Borrower under the Loan Documents) on and as of the date such funds are advanced.

                     1.1.5.6. SPECIAL LIBO RATE PROVISION. The following provisions will apply with respect to the Adjusted LIBO Rate, notwithstanding any other provision hereof:

                               a.    CHANGE IN ADJUSTED LIBO RATE.  The
Adjusted LIBO Rate may be automatically adjusted by any Lender from time to time on a prospective basis to account for any additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (including, without limitation, any increase in the Reserve Percentage) or increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Adjusted LIBO Rate Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to

Borrowers, AND (upon Borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for adjusting such Adjusted LIBO Rate and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment under this Subsection, THEN Borrowers may elect to change the then-applicable Rate Index (using the same Rate Margin category) to the Prime Rate for any Portion then subject to an adjusted LIBO Rate. Such election to change the Rate Index may be made by providing Administrative Agent written notice thereof at any time within the first 10 Business Days after receipt of the notice of adjustment from such Lender through Administrative Agent (notwithstanding the restriction hereunder limiting such Rate Index changes to certain dates, BUT subject to the requirement to pay actual costs incurred by such Lender as described in
Section 1.1.6.5.e hereof). Upon Administrative Agent's receipt of such a written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio level as was previously applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion. NOTWITHSTANDING THE FOREGOING, no Lender shall be entitled to adjust the Adjusted LIBO Rate under this Clause "A" to account for such additional or increased cost pursuant to Section 4.13 hereof.

                               b.    UNAVAILABILITY OF EURODOLLAR FUNDS.  An
Adjusted LIBO Rate will not be available for Portions under the Line of Credit Facility if any Lender at any time prior to the commencement of the relevant Interest Period determines or reasonably believes that (1) Eurodollar deposits equal to the principal amount of such Portion for the applicable Interest Period are unavailable, OR (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Line of Credit Facility, OR (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrowers, AND (upon borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                               c.    ILLEGALITY.  An Adjusted LIBO Rate will
also not be available for the Line of Credit Facility in any Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Line of Credit Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrowers, AND (upon Borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

               d. ALTERNATIVE RATE. During the occurrence of an event contemplated by either Clause "b" of this Subsection or Clause "c" of this Subsection, each Lender's obligation hereunder to fund or maintain balances under an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balances under the Line of Credit Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section 1.1.5.4 hereof).

     1.1.6. REPAYMENT AND PREPAYMENT. Each Borrower (jointly and severally) hereby promise to pay to Administrative Agent (for the benefit of Lenders) the aggregate indebtedness under the Line of Credit Facility (and other Loan Document) in accordance with the following provisions:

          1.1.6.1. PERIODIC INTEREST PAYMENT. Interest accrued under the Line of Credit Facility will be due and payable monthly in arrears on the first calendar day following the end of each such month and on the first calendar day following the end of each Interest Period for any Portion accruing interest at an Adjusted LIBO Rate, commencing on the first such date after the Closing Date.

          1.1.6.2  PRINCIPAL PAYMENTS--COMMITMENT REDUCTION. Intentionally
Blank.

          1.1.6.3. PRINCIPAL PAYMENTS--PERIODIC SWEEP OF EXCESS CASH FLOW. Intentionally Blank.

          1.1.6.4. AT MATURITY OR TERMINATION. The entire aggregate outstanding indebtedness under the Line of Credit Facility (including principal, interest, fees and expenses) is due and payable in its entirety in immediately available funds on the Line of Credit Maturity Date. NOTWITHSTANDING THE FOREGOING, the entire aggregate outstanding indebtedness under the Line of Credit Facility (INCLUDING all principal, interest, fees and expenses) will be due and payable in its entirety in immediately available funds upon any earlier termination of either the Line of Credit Commitment, the Line of Credit Facility or this Agreement, in each instance, in accordance with the terms hereof.

          1.1.6.5. PREPAYMENTS.

               a. VOLUNTARY PREPAYMENTS. The outstanding principal balance under the Line of Credit Facility may be prepaid in whole or in part at any time without premium or penalty, EXCEPT as a provided in Clause "e" of this Subsection.

               b. MANDATORY PREPAYMENTS--EXCESSIVE BALANCE. If the aggregate outstanding indebtedness under the Line of Credit Facility at any time exceeds the Available Credit Portion (as determined in accordance with Section 1.3 hereof), THEN such excess amount outstanding must be prepaid immediately to Administrative Agent for the Benefit of Lenders (without necessity of notice or demand by Administrative Agent).

               c. MANDATORY PREPAYMENTS--EQUITY OFFERINGS AND ASSET SALES. If any Borrower engages in an offering of its equity securities or if any Borrower sells, transfers or otherwise disposes of any assets (other than inventory or other assets sold in the ordinary course of business with the proceeds thereof promptly reinvested in similar assets at similar locations) exceeding an aggregate fair market value of $1,000,000 in any transaction or series of related transactions, THEN (unless the Administrative Agent otherwise consents with the concurrence of the Lenders) a prepayment must be immediately made on the outstanding indebtedness under the Line of Credit Facility (UNLESS a balance then exists under the Term Loan Facility and such prepayment is made under Section 1.2.6.5.c hereof). The amount of any such mandatory prepayment will be the higher of the cash proceeds or the cash equivalent of the fair market value of any such equity offering or asset dispositions NET OF (1) reasonable commissions and expenses actually incurred to unrelated third parties in connection with such transactions AND (2)taxes actually due as a direct result of such transactions (as such taxes are estimated and certified to Administrative Agent by a certified public accountant or financial officer of such Borrower, in either instance, acceptable to Administrative Agent).

                d. IN GENERAL. Any prepayment under the Line of Credit Facility mush include all accrued but unpaid interest under the Line of Credit Facility allocable to the amount prepaid through the date of such prepayment.

                e. ADJUSTED LIBO RATE PREPAYMENTS. In connection with any prepayment of all or any portion of the outstanding balance under the Line of Credit Facility upon which an Adjusted LIBO Rate is then applicable on any day other than the last day of an Interest Period--whether such prepayment is voluntary, mandatory, by demand, acceleration or otherwise--Borrowers must pay Administrative Agent for the benefit of Lenders all costs, losses and expenses (including funding costs) that any arise or be incurred as a result of or in connection with such prepayment, as such costs, losses and expenses may be calculated by each such Lender. Upon written request to Lenders (through Administrative Agent), each such Lender will furnish a statement setting forth the basis for such calculation. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

          1.1.6.6. PRINCIPAL REPAYMENT--AUTOMATIC. [Intentionally Blank]

          1.1.6.7. DEFAULT INTEREST PAYMENT. Any payment hereunder or under the Line of Credit Note during the existence of a Default or an Event of Default hereunder must include the payment of any default interest due pursuant to Section 1.5.5 hereof.

          1.1.6.8. APPLICATION OF PAYMENTS. Payments hereunder (including prepayments) will be applied in accordance with Section 1.5.3 hereof. NOTWITHSTANDING THE FOREGOING, payments and prepayments allocable to principal under the Line of Credit Facility will be applied to repay Portions accruing interest at the Prime Rate first and then to repay Portions accruing interest at the Adjusted LIBO Rate (applying first to Portions having an Interest Period with the longest remaining time to maturity).

          1.1.6.9. AVAILABILITY FOR REBORROWING. Principal amounts repaid or prepaid under the Line of Credit Facility prior to the Line of Credit Maturity Date will be available for reborrowing pursuant to and in accordance with the terms hereof up to the Available Credit Portion.

     1.2  TERM LOAN FACILITY.

          1.2.1. ESTABLISHMENT OF CREDIT FACILITY. Subject to the terms and conditions of and in reliance upon the representations and warranties contained in the Loan Documents, if each of the conditions precedent under
Section 2.2 hereof is satisfied (on or before October 31, 1996), THEN each Lender will lend funds to Borrowers on a senior secured basis through a single set of Advances on the Closing Date in an aggregate principal amount advanced not to exceed its Term Loan Commitment Percentage (on a Pro Rata basis) of the Term Loan Commitment (as determined in accordance with Section
1.3 hereof).

          1.2.2. FACILITY MATURITY. The Term Loan Facility will mature on October 1, 2001 (as may be extended from time to time in Lenders' sole and absolute discretion, "Term Loan Maturity Date").

          1.2.3 USE OF PROCEEDS. The funds advanced under this Term Loan Facility may be used exclusively as follows (BUT ONLY to the extent not otherwise advanced for such purpose under Section 1.1.3 hereof):

          a. To satisfy and refinance the indebtedness owed by CCC to a group of lenders the agent for which is Canadian Imperial Bank of Commerce, AND

          b. The balance of the Term Loan Commitment (if any) to pay (i) for closing costs and fees associated with consummating and documenting the transactions contemplated by this Agreement, AND
             (ii) for such other purposes as specifically authorized hereunder or in writing by Lender (in the sole and absolute discretion of the Required Lenders).

          1.2.4. TERM LOAN NOTE. The indebtedness under the Term Loan Facility and the corresponding obligation of each Borrower (jointly and severally) to repay Lenders with interest in accordance with the terms hereof will be evidenced by one or more Term Loan Notes (each, as amended, restated, replaced, supplemented, extended or renewed hereafter, "Term Loan Note"; collectively, the "Term Loan Notes") payable to the order of each Lender in accordance with its Term Loan Commitment Percentage. The Term Loan Notes will be due and payable in full on the Term Loan Maturity Date. The aggregate stated principal amount of the Term Loan Note will be the Term Loan Commitment established as of the Closing Date pursuant to Section 1.3 hereof; PROVIDED, HOWEVER, that the maximum liability under such Term Loan Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees and expenses) then outstanding under the Term Loan Facility. Each Lender is authorized to note or endorse the date and amount of each Advance and each payment under the Term Loan Facility on a schedule annexed to and constituting a part of its Term Loan Note. Such notations or endorsements, if made without manifest error, will constitute PRIMA FACIE evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrowers thereunder and hereunder.

     1.2.5. INTEREST. Interest under the Term Loan Facility (and with respect to any other amounts advanced to or on behalf of Borrowers under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Section 1.5.5 hereof and Section 1.5.6 hereof):

          1.2.5.1.  INTENTIONALLY BLANK.

          1.2.5.2. ESTABLISHMENT OF PORTIONS. For purposes of determining interest, Borrowers may designate and subdivide the aggregate outstanding balance under the Term Loan Facility (including any other amounts advanced to or on behalf of any Borrower under the Loan Documents) into a maximum of eight
(8) Portions (inclusive of the number of Portions permitted under the Line of Credit Facility). No Portion may be less than $500,000 (unless it is designated as $0.00), AND all Portions collectively must total the aggregate outstanding balance under the Term Loan Facility. If there is less than $1,000,000 outstanding under the Term Loan Facility, then only one Portion will be permitted.

          1.2.5.3. INTEREST RATE DETERMINATION. The aggregate outstanding principal balance under each Portion will bear interest (computed daily until paid, whether prior to or after the Term Loan Maturity Date) at the applicable Rate Index (as determined in accordance with Section 1.2.5.4 hereof) PLUS the applicable Rate Margin (as determined in accordance with Section 1.2.5.5 hereof). If the Prime Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will change when and as the Prime Rate or Rate Margin changes; AND if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period, except to the extent the Rate Margin changes during the Interest Period or as otherwise permitted under Section 1.2.5.7 hereof. NOTWITHSTANDING THE FOREGOING, the applicable interest rate for the entire outstanding balance under the Term Loan Facility from the Settlement Date on which the Advance under the Term Loan Facility is made until the first date on which the Rate Index may be changed under Section 1.2.5.4 hereof will be the Prime Rate as of such Settlement Date PLUS a Rate Margin determined as of such Settlement Date in accordance with Section 1.2.5.5 hereof using an amount for Funded Debt as of such Settlement Date (and inclusive of such Advance).

          1.2.5.4. SELECTION OF RATE INDEX. The applicable Rate Index for each Portion will be either the Prime Rate or an Adjusted LIBO Rate. The applicable Rate Index for each Portion may be changed (at the election of Borrowers) as of the first calendar day after the end of the applicable Interest Period for such Portion. At least two (2) Business Days but not more than ten (10) Business Days before any day on which the Rate Index may be changed, Borrowers (through an Authorized Officer) must notify Administrative Agent in writing of (a) the dollar amount of each Portion (if more than one exists) AND (b) the selected Rate Index for each Portion during the subsequent rate period (including, if applicable, the selected length of the Interest Period for balances accruing interest at the Adjusted LIBO Rate). If Administrative Agent does not timely receive such written notification as to any Portion, the Prime Rate will be the applicable Rate Index for the entire outstanding balance of such unspecified Portion during the subsequent rate period. NOTWITHSTANDING THE FOREGOING, with respect to the proceeds of each Advance under the Term Loan Facility, (unless Borrowers otherwise request the Adjusted LIBO Rate at the time of such Advance and an otherwise unallocated Portion then exists) the Prime Rate will be the applicable Rate Index from the corresponding Settlement Date for such Advance until the next date on which the Rate Index may be changed hereunder.

     1.2.5.5. APPLICABLE RATE MARGINS. The Rate Margin applicable to the Term Loan Facility will be established as of the initial Settlement Date and as of the first calendar day of each fiscal quarter and will be based upon the Leverage Ratio of (a) Funded Debt as of the date of establishment of such Rate Margin TO (b) OFC (I.E., Operating Cash Flow) for the four consecutive fiscal quarter period ending on the last day of the most recent fiscal quarter reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2 hereof, AND will be determined according to the following schedule:

                                                       Adjusted
                                  Prime Rate           LIBO Rate
         Leverage Ratio             Margin              Margin
         --------------           ----------           ---------
         LESS THAN 2.0               0.00%               1.50%

         GREATER THAN
         OR EQUAL TO 2.0
         but LESS THAN 3.0           1.00%               2.00%

         GREATER THAN
         OR EQUAL TO 3.0             2.00%               3.00%


In determining the amount of Funded Debt as of the date of establishing such Rate Margin, unless Borrowers otherwise provide Administrative Agent with evidence of such amount in a form acceptable to Administrative Agent, THEN Administrative Agent may use and rely on the amount of Funded Debt as reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2 hereof. NOTWITHSTANDING THE FOREGOING, if Administrative Agent does not timely receive acceptable quarterly financial statements in accordance with Section 4.2 hereof, THEN Administrative Agent (in its sole and absolute discretion) may deem the applicable Rate Margin to be the highest Rate Margin for the applicable Rate Index reflected in the chart above, retroactive to the first calendar day of the then-current fiscal quarter.

          1.2.5.6. CALCULATION OF INTEREST. Interest under the Term Loan Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on the outstanding principal amount of the Term Loan Facility (and on any other amounts advanced to or on behalf of any Borrower under the Loan Documents) on and as of the date such funds are advanced.

          1.2.5.7. SPECIAL LIBO RATE PROVISIONS. The following provisions will apply with respect to the Adjusted LIBO Rate, notwithstanding any other provision hereof.

               a. CHANGE IN ADJUSTED LIBO RATE. The Adjusted LIBO Rate may be automatically adjusted by any Lender from time to time on a prospective basis to account for any additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (including, without limitation, any increase in the Reserve Percentage) or increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Adjusted LIBO Rate Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter.
Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrowers, AND (upon Borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for adjusting such Adjusted LIBO Rate and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment under this Subsection, Borrowers may elect to change the then-applicable Rate Index (using the same Rate Margin category) to the Prime Rate for any Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index may be made by providing Administrative Agent written notice thereof at any time within the first 10 Business Days after receipt of the notice of adjustment from such Lender through Administrative Agent (notwithstanding the restriction hereunder limiting such Rate Index changes to certain dates, BUT subject to the requirement to pay actual costs incurred by such Lender as described in Section 1.2.6.5.e hereof). Upon Administrative Agent's receipt of such a written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio level as was previously applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion. NOTWITHSTANDING THE FOREGOING, no Lender shall be entitled to adjust the Adjusted LIBO Rate under this Clause "a" to account for such additional or increased costs to the extent that such Lender has already been compensated for such additional or increased cost pursuant to Section 4.13 hereof.

                   b. UNAVAILABILITY OF EURODOLLAR FUNDS. An adjusted LIBO Rate will not be available for Portions under the Term Loan Facility if any Lender at any time prior to the commencement of the relevant Interest Period determines or reasonably believes that (1) Eurodollar deposits equal to the principal amount of such Portion for the applicable Interest Period are unavailable, OR (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Term Loan Facility, OR (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrowers, AND (upon Borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                   c. ILLEGALITY. An Adjusted LIBO Rate will also not be available for the Term Loan Facility if any Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Term Loan Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrowers, AND (upon Borrowers' written request through Administrative Agent) such Lender will furnish a statement to Administrative Agent and Borrowers setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                   d. ALTERNATIVE RATE. During the occurrence of an event contemplated by either Clause "b" of this Subsection or Clause "c" of this Subsection, each Lender's obligation hereunder to fund or maintain balances under an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balance under the Term Loan Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section
1.2.5.5 hereof).

         1.2.6. REPAYMENT AND PREPAYMENT. Each Borrower (jointly and severally) hereby promises to pay to Administrative Agent (for the benefit of Lenders) the aggregate indebtedness under the Term Loan Facility (and other Loan Documents) in accordance with the following provisions:

              1.2.6.1.  PERIODIC INTEREST PAYMENTS.   Interest accrued under
the Term Loan Facility will be due and payable monthly in arrears on the first calendar day following the end of each such month and on the first calendar day following the end of each Interest Period for any Portion accruing interest at an Adjusted LIBO Rate, commencing on the first such date after the Closing Date.

              1.2.6.2. PRINCIPAL PAYMENTS -- AMORTIZATION. On the first calendar day of the first calendar month of each quarter, a payment of principal under the Term Loan Facility will be due and payable in its entirety in immediately available funds in accordance with the following schedule:

                                            Percentage of Outstanding
         Year                                      Balance Due
         ----                               -------------------------

Closing Date to December 31, 1997           0.0% per quarter (0% per year)
January 1, 1998 to December 31, 1998        5.0% per quarter (20% per year)
January 1, 1999 to December 31, 1999        5.0% per quarter (20% per year)
January 1, 2000 to December 31, 2000        7.5% per quarter (30% per year)
January 1, 2001 until Term Loan
  Maturity Date                             7.5% per quarter (30% per year)

              1.2.6.3.  PRINCIPAL PAYMENTS -- PERIODIC SWEEP OF EXCESS CASH
FLOW.
[Intentionally Blank]

              1.2.6.4. AT MATURITY OR TERMINATION. The entire aggregate outstanding indebtedness under the Term Loan Facility (including principal, interest, fees and expenses) is due and payable in its entirety in immediately available funds on the Term Loan Maturity Date. NOTWITHSTANDING THE FOREGOING, the entire aggregate outstanding indebtedness under the Term Loan Facility (INCLUDING all principal, interest, fees and expenses) will be due and payable in its entirety in immediately available funds upon any earlier termination of either the Term Loan

Commitment, the Term Loan Facility or this Agreement, in each instance, in accordance with the terms hereof.

              1.2.6.5.  PREPAYMENTS.

                        a. VOLUNTARY PREPAYMENTS. At any time, upon prior written notice to Administrative Agent of at least two (2) Business Days, the outstanding principal balance under the Term Loan Facility may be prepaid in whole or in part without premium or penalty, except as provided in Clause "e" of this Subsection. Any voluntary partial prepayment must be in an amount of not less than $100,000 or in an integral multiple thereof.

                        b. MANDATORY PREPAYMENTS -- EXCESSIVE BALANCE. If the aggregate outstanding indebtedness under the Term Loan Facility at any time exceeds the Term Loan Commitment, THEN such excess amount outstanding must be prepaid immediately to Administrative Agent for the benefit of Lenders (without necessity of notice or demand by Administrative Agent).

                        c.   MANDATORY PREPAYMENTS -- EQUITY OFFERINGS AND
ASSET SALES. If any Borrower engages in an offering of its equity securities or if any Borrowers sells, transfers or otherwise disposes of any assets (other than inventory or other assets sold in the ordinary course of business with the proceeds thereof promptly reinvested in similar assets at similar locations) exceeding an aggregate fair market value of $1,000,000 in any transaction or series of related transactions, THEN (unless the Administrative Agent otherwise consents with the concurrence of the Lenders) a prepayment must be immediately made on the outstanding indebtedness under the Term Loan Facility. The amount of any such mandatory prepayment will be the higher of the cash proceeds or the cash equivalent of the fair market value of any such equity offering or asset dispositions NET OF (1) reasonable commissions and expenses actually incurred to unrelated third parties in connection with such transactions AND (2) taxes actually due as a direct result of such transactions (as such taxes are estimated and certified to Administrative Agent by a certified public accountant or financial officer of such Borrower, in either instance, acceptable to Administrative Agent).

                        d. IN GENERAL. Any prepayments under the Term Loan Facility must include all accrued but unpaid interest under the Term Loan Facility allocable to the amount prepaid through the date of such prepayment.

                        e. ADJUSTED LIBO RATE PREPAYMENTS. In connection with any prepayment of all or any portion of the outstanding balance under the Term Loan Facility upon which an Adjusted LIBO Rate is then applicable on any day other than the last day of an Interest Period -- whether such prepayment is voluntary, mandatory, by demand, acceleration or otherwise -- Borrowers must pay Administrative Agent for the benefit of Lenders all costs, losses and expenses (including funding costs) that may arise or be incurred as a result of or in connection with such prepayment, as such costs, losses and expenses may be calculated by each such Lender. Upon written request to Lenders (through Administrative Agent), each such Lender will furnish a statement setting forth the basis for such calculation. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

                   1.2.6.6. DEFAULT INTEREST PAYMENT. Any payment hereunder or under the Term Loan Note during the existence of a Default or an Event of Default hereunder must include the payment of any default interest due pursuant to Section 1.5.5 hereof.

                   1.2.6.7. APPLICATION OF PAYMENTS. Payments hereunder (including prepayments) will be applied in accordance with Section 1.5.3 hereof. NOTWITHSTANDING THE FOREGOING, (a) payments and prepayments allocable to principal under the Term Loan Facility (other than payments pursuant to Section 1.2.6.2 hereunder) will be applied to installments of principal payable under the Term Loan Facility in the inverse order of maturity, AND
(b) payments and prepayments allocable to principal under the Term Loan Facility will be applied to repay Portions accruing interest at the Prime Rate first and then to repay Portions accruing interest at the Adjusted LIBO Rate (applying first to Portions having the Interest Period with the longest remaining time to maturity).

                   1.2.6.8 AVAILABILITY FOR REBORROWING. Principal amounts repaid or prepaid under the Term Loan Facility prior to the Term Loan Maturity Date WILL NOT be available for reborrowing hereunder.

    1.3. DETERMINATION OF COMMITMENT AMOUNTS.

         1.3.1. INITIAL COMMITMENTS. Upon the execution of this Agreement and satisfaction of each condition precedent set forth in Section 2.2 hereof (on or before October 31, 1996), the Line of Credit Commitment established hereunder will be $20 million ("Line of Credit Commitment"). Upon the execution of this Agreement and satisfaction of each condition precedent set forth in Section 2.2 hereof (on or before October 31, 1996), the Term Loan Commitment established hereunder will be determined in accordance with the following schedule ("Term Loan Commitment"):

    Gross Proceeds                                      Term Loan
    of CCISG IPO                                        Commitment
    ------------                                        ----------

    LESS THAN $50 million                               $0.00
    GREATER THAN OR EQUAL TO $50 million
    but LESS THAN $70 million                           Up to $15 million
                                                        (at Borrowers' election)
    GREATER THAN OR EQUAL TO $70 million                $0.00
    -

          1.3.2. MANDATORY COMMITMENT REDUCTIONS FOR THE LINE OF CREDIT FACILITY. NOTWITHSTANDING THE FOREGOING, the maximum amount of credit available at any time under the Line of Credit Facility may not exceed the amount resulting from the following formula:

               a.   The Line of Credit Commitment,

               b. MINUS the then-aggregate amount of all prepayments relating to equity offerings and asset sales required to have been paid to Lenders since the Closing Date under Section 1.1.6.5.c hereof, AND

               c. MINUS the aggregate amount of all voluntary commitment reductions requested under Section 1.3.3 hereof, AND

               d. MINUS the aggregate outstanding amount (at face value) of all letters of credit issued by any Lender on behalf or for the account of any Borrower under Section 1.8 hereof or otherwise.

(COLLECTIVELY, the amount resulting from the equation under categories "a" through "d" above is sometimes referred to herein as the "Available Credit Portion".) On the effective date of any such reduction in the amount of available credit, a prepayment must be made to the extent required under Section 1.1.6.5.b hereof.

          1.3.3. VOLUNTARY REDUCTION OF COMMITMENT. Upon giving Administrative Agent prior written notice of at least ten (10) Business Days, Borrowers at any time and from time to time may reduce the Line of Credit Commitment in multiples of $100,000. On the effective date of any such reduction, a prepayment must be made to the extent required under Section 1.1.6.5.b hereof. Any such reduction in the Line of Credit Commitment will be permanent, AND such Commitment cannot thereafter be increased without the written consent of Lenders.

     1.4  ADVANCES

          1.4.1. REQUESTING ADVANCES. To request an Advance (except with respect to the initial Advances on the Closing Date or as otherwise provided in
Section 1.4.3 hereof), Borrowers (through an Authorized Officer) must give Administrative Agent written notice of such request (such notice, an "Advance Request"). Each Advance Request, together with certain certifications, must be substantially in the form of Exhibit 1.4.1 hereto or such other forms as Administrative Agent from time to time may reasonably request. Each Advance Request (or verbal notice by telephone with immediate written confirmation in the form of an Advance Request to follow) must be received by Administrative Agent before 11:00 a.m. Eastern Time (a) on the requested Settlement Date with respect to any Advance of funds that will accrue interest at the Prime Rate AND
(b) at least two (2) Business Days prior to the requested Settlement Date with respect to any Advance of funds that will accrue interest at an Adjusted LIBO Rate. Unless Administrative Agent otherwise consents, an Advance Request will not be effective if it is delivered to Administrative Agent more than ten (10) Business Days prior to the requested Settlement Date. Each Advance under the Line of Credit Facility pursuant to an Advance Request must be in multiples of $500,000 and not greater than the un-borrowed balance of the Available Credit Portion under Section 1.3. hereof.

     1.4.2. FUNDING ADVANCES. Subject to the satisfaction of and compliance with the terms and conditions hereof (including, as applicable, the conditions precedent specified in Section 2.2. hereof), Administrative Agent will make each Lender's Pro Rata Portion of each requested Advance (to the extent such funds are received by Administrative Agent) available (in immediately available funds) by crediting such amount to the Account with Administrative Agent (or by such other means as Administrative Agent may consider reasonable). At the written request and expense of Borrowers, Administrative Agent will wire transfer all or any portion of an Advance in accordance with such written instructions therefor.

         1.4.3.    AUTOMATIC LINE OF CREDIT ADVANCES.  [Intentionally Blank]

         1.4.4. OBLIGATION TO ADVANCE. No Lender (nor Administrative Agent) will be obligated to make any Advance under the following circumstances: (a) if the principal amount of such Advance plus the aggregate amount outstanding under the Line of Credit Facility or Term Loan Facility would exceed the Available Credit Portion or Term Loan Commitment (as applicable), OR (b) during the existence of a Default or an Event of Default hereunder, OR (c) if such Advance would cause a Default or Event of Default hereunder, OR (d) after the Line of Credit Maturity Dates, OR (e) prior to satisfaction of each condition precedent under Section 2.2 hereof.

         1.4.5. INDEMNIFICATION FOR REVOCATION OR FAILURE TO SATISFY CONDITIONS. Borrowers (jointly and severally) will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of any requested Advance or any failure to fulfill the applicable conditions precedent to such advance on or before the requested Settlement Date specified in an Advance Request. Such indemnification will include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of funds required by such Lender to fund the Advance when such Advance, as a result of such failure, is not made on the requested Settlement Date. Such Lender's calculation of such losses, costs and expenses will be conclusive absent manifest error. NOTWITHSTANDING THE FOREGOING, no Lender shall be entitled to indemnification under this Section with respect to a loss, cost or expense to the extent that such Lender has already been compensated for such loss, cost or expense pursuant to Section
4.13 hereof.

    1.5. PAYMENTS IN GENERAL.

         1.5.1. MANNER AND PLACE. All payments of principal, interest, fees and other amounts due under the Loan Documents must be received by Administrative Agent in immediately available funds in U.S. dollars on or before Two O'Clock (2:00) p.m. Eastern Time ("ET") on the due date therefor at the principal office of Administrative Agent set forth in Section 10.7 hereof or at such other place as Administrative Agent may designate from time to time.

         1.5.2. SPECIAL PAYMENT TIMING ISSUES. Whenever any payment to be made under any Loan Document is due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest under such Loan Document. Any funds received by Administrative Agent after 2:00 p.m. ET on any day will be deemed to be received on the next succeeding Business Day.

         1.5.3. APPLICATION OF PAYMENTS. All payments and other funds received by Administrative Agent hereunder (for the benefit of Lenders) will be applied by Administrative Agent and each Lender in the following order:
(a) first to the payment of any fees and charges due under the Loan Documents, AND (b) then to any obligations for the payment of expenses due under the Loan Documents, AND (c) then to the payment of interest due and owing hereunder, AND (d) then to the principal indebtedness due and owing under the Term Loan Facility and then to principal outstanding under the Line of Credit Facility, AND (e) then to any other interest accrued but not yet owing hereunder, AND (f) then to principal outstanding but not yet due and owing under the Term Loan Facility, AND (g) then to any other indebtedness of any Borrower or other Obligor then due and owing to Administrative Agent of any Lender.

         1.5.4.    DEBITING ACCOUNTS.  [Intentionally Blank]

         1.5.5. DEFAULT INTEREST. During the existence of a Default or an Event of Default hereunder, each Borrower (jointly and severally) hereby agrees (to the maximum extent not prohibited by applicable law) to pay to each Lender (upon Administrative Agent's request) interest on any indebtedness outstanding hereunder at the rate of TWO PERCENT (2%) per annum in excess of the rate then otherwise applicable to such indebtedness. NOTWITHSTANDING THE FOREGOING, if the relevant Default is under Section
7.1.10 hereof, THEN such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

         1.5.6. USURY SAVINGS PROVISION. Notwithstanding any provision of any Loan Document to the contrary, no Borrower is or will be required to pay interest at a rate or any fee in an amount prohibited by applicable law. If interest or any fee payable to Administrative Agent or any Lender on any date would be in a prohibited amount, such interest or fee will be automatically reduced to the maximum amount that is not prohibited, and any interest or fee for subsequent periods, to the extent not prohibited, will be increased accordingly until Administrative Agent and each Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Administrative Agent or any Lender, such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.

    1.6. RELEASE OF SECURITY. Under (a) repayment to each Lender in full (unconditionally and indefeasibly) of the entire indebtedness hereunder and of all other amounts then due and owing to any Lender or Administrative Agent under the Loan Documents, AND (b) the termination of the Loan Documents (an all Facilities thereunder), AND (c) return and cancellation of any effective letters of credit issued by any Lender or Administrative Agent for the account of any Borrower (or delivery to Administrative Agent (for the ratable benefit of Lenders) of cash or readily marketable collateral in an amount and subject to a pledge agreement that are acceptable to Administrative Agent in its sole discretion), THEN Administrative Agent and each Lender (at the written request and expense of Borrowers) will release the Obligors and the property serving as Collateral hereunder from all the Loan Documents.

    1.7. FEES AND OTHER COMPENSATION.

         1.7.1. COMMITMENT FEE. On the initial Settlement Date, Borrowers must pay Administrative Agent (for its own account) in immediately available funds a Credit Commitment Fee in the amount provided for pursuant to a separate Fee Agreement with Signet Bank dated as of the Closing Date.

         1.7.2. PERIODIC FACILITY FEE. Borrowers will also pay Administrative Agent (for the ratable benefit of Lenders) in immediately available funds a Periodic Facility Fee at the rate of ONE QUARTER OF ONE PERCENT (0.25%) per annum on the average daily unborrowed portion of the Available Credit Portion (adjusting by adding, for purpose of this calculation, any amounts subtracted under Section 1.3.2.d hereof). Such fee will be calculated by Administrative Agent on the basis of a 360-day year and will be due and payable in immediately available funds quarterly in arrears on the first calendar day of each January, April, July and October.

    1.8. ISSUANCE OF LETTERS OF CREDIT. With the prior consent the Lenders, Administrative Agent or any Lender (or any Affiliate of Administrative Agent or any Lender) may issue one or more letters of credit on behalf of or for the account of any Borrower. So long as any such letter of credit is effective and outstanding, the face amount thereof will be deducted from the Line of Credit Commitment in determining the Available Credit Portion (under
Section 1.3 hereof) at any time, BUT such amounts will be considered "unborrowed" for purposes of calculating the Facility Fee under Section 1.7.2 hereof.


                           ARTICLE 2:  CONDITIONS PRECEDENT

    2.1. CLOSING CONDITIONS. The obligation of Administrative Agent and each Lender to execute and perform under this Agreement are subject to the following conditions precedent (unless and except to the extent expressly waived by such Lender in its sole and absolute discretion):

         2.1.1.    COMPLIANCE.

                   2.1.1.1. FEES AND EXPENSES. Borrowers must have paid (or made acceptable arrangements with such Lender to pay) all reasonable fees, costs, expenses and taxes due and payable hereunder, including without limitation, any fees due and payable pursuant to Section 1.7 hereof and the reasonable fees, costs and expenses of the law firm of Bryan Cave LLP with respect to the preparation, negotiation and execution of the Loan Documents.

                   2.1.1.2. REPRESENTATIONS. Each, and all, representations and warranties contained in this Agreement (including those in Article 3 hereof) and in each certificate or other writing delivered to such Lender pursuant hereto or thereto on or prior to the Closing Date must be true, correct and complete in all material respects on and as of the Closing Date, EXCEPT for such deviations disclosed in writing and acceptable to such Lender.

                   2.1.1.3. NO DEFAULT. There must not be any Default or Event of Default hereunder on the Closing Date, AND there must not be any such Default or Event of Default occurring as a result of executing this Agreement, EXCEPT for such defaults disclosed in writing and acceptable to the Required Lenders.

                   2.1.1.4. NO MATERIAL CHANGE. There must not have been (in such Lender's reasonable opinion) any Material Adverse Change between December 31, 1995 (I.E., the "as of" date for the most recent audited financial statements delivered to such Lender) and the Closing Date.

         2.1.2. DOCUMENTS. Such Lender must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount satisfactory to such Lender and, when applicable, recorded or filed in the appropriate public office:

                   2.1.2.1.  CREDIT AGREEMENT.  This Agreement.

                   2.1.2.2.  FEE AGREEMENT.  The Fee Agreement referenced in
Section 1.7.1 hereof.

                   2.1.2.3. SOLVENCY CERTIFICATES. A certificate from a financial officer of EACH BORROWER (acceptable to such Lender) to such Lender dated as of the Closing Date and certifying as to the solvency of each Borrower immediately prior to and after giving effect to the execution and delivery of this Agreement.

                   2.1.2.4. COMPLIANCE CERTIFICATES. A certificate from an Authorized Officer of EACH BORROWER to such Lender dated as of the Closing Date and certifying as to compliance with the matters described under Section
2.1.1 hereof.

                   2.1.2.5. OPINIONS OF COUNSEL. One or more written opinions from legal counsel to Borrowers addressed to such Lender and its counsel and dated as of the Closing Date opining as to such matters under Delaware, Illinois and Virginia law as such Lender may request.

                   2.1.2.6. AUTHORIZATION DOCUMENTS -- EACH BORROWER. A certificate of an Authorized Officer of EACH BORROWER delivering true, accurate and complete versions of (a) its Articles of Incorporation and all amendments thereto, AND (b) its Bylaws and all amendments thereto, AND (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, AND (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), AND
(e) a long-form good standing and qualification certificate with respect to each jurisdiction listed on Schedule 3.1 hereto.

                   2.1.2.7. OTHER DOCUMENTS. Such Lender must have received any additional agreements, documents and certificates as such Lender or its counsel may reasonably request.

    2.2. CONDITIONS TO INITIAL ADVANCE. The obligation of Administrative Agent and each Lender to execute and perform the Loan Documents (other than this Agreement), AND to establish the Facilities hereunder, AND to fund the initial Advances hereunder are subject to the following conditions precedent that must be satisfied on or prior to October 31, 1996 (unless and except to the extent expressly waived by Administrative Agent in its sole and absolute discretion, but with the concurrence of the Required Lenders):

         2.2.1.    COMPLIANCE.

                   2.2.1.1. FEES AND EXPENSES. Each Borrower must have paid (or made acceptable arrangements with Administrative Agent to pay) all reasonable fees, costs, expenses and taxes due and payable hereunder, including without limitation, any fees due and payable pursuant to Section
1.7 hereof and the reasonable fees, costs and expenses of the law firm of Bryan Cave LLP with respect to the preparation, negotiation and execution of the Loan Documents.

                   2.2.1.2. REPRESENTATIONS. Each, and all, representations and warranties contained in this Agreement (including those in Article 3 hereof) and in each other Loan Document, certificate or other writing delivered to Administrative Agent pursuant hereto or thereto on or prior to such Settlement Date must be true, correct and complete in all material respects on and as of such Settlement Date, EXCEPT such deviations disclosed in writing and in good faith reasonably acceptable to Administrative Agent (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                   2.2.1.3. NO DEFAULT. There must not be any Default or Event of Default hereunder or any default under any other Loan Document on such Settlement Date, AND there must not be any such Default or Event of Default occurring as a result of executing or advancing funds under the Loan Documents, EXCEPT for such defaults disclosed in writing and in good faith reasonably acceptable to the Required Lenders (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                   2.2.1.4. NO MATERIAL CHANGE. There must not have been (in Administrative Agent's reasonable opinion, but with concurrence of the Required Lenders) any Material Adverse Change between the Closing Date and such Settlement Date.

         2.2.2. DOCUMENTS. Administrative Agent must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount mutually satisfactory to Administrative Agent and Borrowers and, when applicable, recorded or filed in the appropriate public office:

                   2.2.2.1.  AMENDMENT TO CREDIT AGREEMENT.  If
Administrative Agent requests, THEN an amendment to this Agreement (or an amendment and restatement hereof) in order to accommodate the inclusion of an additional Lender hereunder (which amendments will focus on incorporating terms and conditions reasonably believed by Administrative Agent to be customary in a multi-lender facility with an agent, and without limitation, will make the obligations of the lenders to advance hereunder several (rather than joint) among such lenders). This Agreement will also be modified to accommodate necessary changes as a result of negotiations of the other Loan Documents described under this Section 2.2 hereof.

                   2.2.2.2. UPDATE TO CREDIT AGREEMENT SCHEDULES. Unless otherwise updated in connection with an amendment hereto (or an amendment and restatement hereof), THEN a certificate from an appropriate Authorized Officer of EACH BORROWER to Administrative

Agent (for the benefit of Lenders) dated as such Settlement Date that updates the Schedules hereto as of such Settlement Date.

                   2.2.2.3. ADVANCE REQUEST. Administrative Agent must have received an Advance Request under and in accordance with Section 1.4.1 hereof that includes (a) amounts and wiring instructions for each payment requested on such Settlement Date, AND (b) a statement (if applicable) of the requested amount of the Term Loan Commitment (in accordance with Section 1.3.1 hereof).

                   2.2.2.4. PROMISSORY NOTES. The Line of Credit Note(s) as described in Section 1.1.4 hereof, AND the Term Loan Note(s) as described in
Section 1.2.4 hereof.

                   2.2.2.5. SECURITY AGREEMENT AND RELATED DOCUMENTS. A security agreement by each Borrower in favor of Administrative Agent (for the benefit of Lenders) granting a security interest in all of such grantor's tangible and intangible personal property assets and fixtures (whether now owned or hereafter acquired) and the proceeds and products thereof (other than the Excluded Assets), as collateral security for the indebtedness and obligations hereunder, TOGETHER WITH all necessary financing statements and termination statements (each as filed), waivers and consents, and evidence of any other recordations required by applicable law or by Administrative Agent to perfect such first lien security interests.

                   2.2.2.6. INTELLECTUAL PROPERTY SECURITY AGREEMENTS. One or more separate intellectual property security agreements by each Borrower in favor of Administrative Agent (for the benefit of Lenders) covering all of such grantor's copyrights, patents, trade names, trademarks, service names, service marks and other intellectual property (including any and all applications and licenses therefor), all as now owned or hereafter acquired and the proceeds and goodwill thereof, TOGETHER WITH all appropriate financing statements and termination statements (each as filed), waivers and consents, and any other documents or recordations required by applicable law or by Administrative Agent to perfect such interests.

                   2.2.2.7. ASSIGNMENT OF MATERIAL CONTRACTS. One or more separate assignments in favor of Administrative Agent (for the benefit of Lenders) of the Material Contracts of EACH BORROWER (as such contracts are defined in Section 3.8 hereof), TOGETHER WITH all necessary financing statements and termination statements, estoppel certificates, waivers and consents, and any other documents required by applicable law or by Administrative Agent to perfect such interests. With respect to obtaining waivers and consents of third parties requested by Administrative Agent in connection with any such assignment, such Borrower's obligation under this Subsection will be limited to using its best efforts.

                   2.2.2.8. PLEDGE AND SECURITY AGREEMENT (BY TOP LEVEL BORROWER). A pledge and security agreement executed by CCC in favor of Administrative Agent (for the benefit of Lenders) pledging a first priority interest in (among other things) all of the outstanding capital stock (common and preferred stock; including options and warrants therefor) of each other Borrower owned by CCC, as collateral security for the indebtedness and obligations hereunder and under such pledgor's guaranty in favor of Administrative Agent (for the benefit of

Lenders), TOGETHER WITH the certificates therefor, powers executed in blank, and all necessary financing statements.

                   2.2.2.9. PLEDGE AND SECURITY AGREEMENT (BY GUARANTOR). A pledge and security agreement executed by CCC INFORMATION SERVICES GROUP INC. in favor of Administrative Agent (for the benefit of Lenders) pledging a first priority interest in (among other things) all of the outstanding capital stock (common and preferred stock; including options and warrants therefor) of CCC, as collateral security for the indebtedness and obligations under the Loan Documents, TOGETHER WITH the certificates therefor, powers executed in blank, and all necessary financing statements.

                   2.2.2.10. GUARANTY AGREEMENT. A guaranty agreement by CCC INFORMATION SERVICES GROUP INC. in favor of Administrative Agent (for the benefit of Lenders) absolutely and unconditionally guaranteeing (a) the payment of all indebtedness hereunder and under the other Loan Documents AND (b) the performance of all other obligations hereunder and under the other Loan Documents.

                   2.2.2.11. INSURANCE. Current proof of insurance with an indication of loss payee and additional insured endorsements in favor of Administrative Agent (for the benefit of Lenders) with respect to all of the insurance coverages required under Section 4.8 hereof. Such proof of insurance (unless Administrative Agent otherwise agrees) must be indicated pursuant to one or more certificates on (a) an ACORD 27 from (3/93) for property-related insurance coverages AND (b) a modified version of an ACORD 25-S form (3/93) permitting Administrative Agent's reliance and requiring cancellation notification for general liability and all other types of insurance coverages.

                   2.2.2.12. SOLVENCY CERTIFICATES. A certificate from a financial officer of EACH BORROWER (acceptable to Administrative Agent) to Administrative Agent (for the benefit of Lenders) dated as of such Settlement Date and certifying as to the solvency of each Borrower immediately prior to and after giving effect both (a) to the execution and delivery of the Loan Documents AND (b) to the disbursement of the Advances scheduled to be funded on such Settlement Date.

                   2.2.2.13. COMPLIANCE CERTIFICATES. A certificate from an Authorized Officer of EACH BORROWER to Administrative Agent (for the benefit of Lenders) dated as of such Settlement Date and certifying as to compliance with the matters described under Section 2.2.1 hereof (with specific reconciled calculations demonstrating compliance with the financial covenants under Section
4.1 hereof as of such Settlement Date).

                   2.2.2.14. OPINIONS OF COUNSEL. One or more written opinions (or supplements thereto) from legal counsel to Borrower addressed to Administrative Agent and each Lender and dated as of such Settlement Date opining as to such matters (under the laws of the jurisdictions in which any Borrower is organized and the laws of the jurisdictions in which any Borrower has Collateral) as Administrative Agent may reasonably request.

                   2.2.2.15. PAYOFF INSTRUCTIONS FOR PRIOR INDEBTEDNESS. A letter from Borrowers to Administrative Agent, consistent with the requirements of Section 1.1.3 hereof, Section 1.4 hereof and Section 2.2.1 hereof, instructing Administrative Agent how to disburse the proceeds of the initial Advance, TOGETHER WITH appropriate payoff and release letters.

                   2.2.2.16. AUTHORIZATION DOCUMENTS -- EACH BORROWER. A certificate of an Authorized Officer of EACH BORROWER delivering true, accurate and complete versions of (a) its Articles of Incorporation and all amendments thereto (but only to the extent not previously delivered in connection with the execution of this Agreement), AND (b) its Bylaws and all amendments thereto (but only to the extent not previously delivered in connection with the execution of this Agreement), AND (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, AND (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), AND (e) a long-form good standing and qualification certificate with respect to each jurisdiction listed on Schedule 3.1 hereto.

                   2.2.2.17. AUTHORIZATION DOCUMENTS -- GUARANTOR. A certificate of an Authorized Officer of GUARANTOR delivering true, accurate and complete versions of (a) its Articles of Incorporation and all amendments thereto, AND (b) its Bylaws and all amendments thereto, AND (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, AND (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), AND (e) a long-form good standing and qualification certificate with respect to each jurisdiction listed on Schedule 3.1 hereto.

                   2.2.2.18. OFFICER'S CERTIFICATES. One or more certificates of an Authorized Officer of EACH BORROWER delivering true, accurate and complete copies of the following documents and agreements (together with all amendments, exhibits and schedules thereto):

           a. LIEN SEARCHES -- Searches satisfactory to Administrative Agent with respect to consensual liens, tax liens, judgments and bankruptcy, listing respectively (a) all effective UCC financing statements that name each Borrower or Guarantor (including any predecessor thereto and any operating or tradenames thereof) as "debtor" that are filed in the States of Illinois, Texas, California, or any other U.S. jurisdiction in which such debtor currently operates or has had assets at any time within the immediately preceding 12 calendar months (TOGETHER WITH copies of such financing statements), AND (b) all tax liens against any Obligor (or the assets thereof), AND (c) all outstanding judgments against any Obligor (or the assets thereof), AND (d) whether any Obligor has filed bankruptcy within the preceding 5 years.

           b. FINANCIAL STATEMENTS -- A set of (a) the quarterly financial statements covering Borrowers for fiscal quarter ending March 31, 1996 (or, if prepared, June 30, 1996) (and otherwise consistent with the requirements of Section 4.2 hereof) AND (b) the audited financial statements covering

                   Borrowers for fiscal year ending December 31, 1995 (as otherwise consistent with the requirements of Section 4.2 hereto).

           c. EQUITYHOLDER AGREEMENTS -- Each shareholder agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of any Borrower either (a) between any Borrower AND any holder or prospective holder of any equity interest of any Borrower (including interests convertible into such equity) OR (b) otherwise between any two or more such holders of equity interests.

           d. EMPLOYMENT AND NON-COMPETE AGREEMENTS -- Each employment agreement between any Borrower AND any director or executive officer of any Borrower, AND each non-compete agreement between any Borrower AND any former owner of any Borrower.

           e. INTER-AFFILIATE AGREEMENTS. Each written agreement (not otherwise delivered under this Section) between any Borrower AND any Affiliate of any Borrower (other than officers or directors of such Borrower).

           f. DISASTER RECOVERY AND CONTINGENCY PROGRAM. A description of the currently effective disaster recovery and contingency program of each Borrower, as required to be delivered under
                   Section 4.8 hereof.

           g. LEASES AS LESSEE -- Each lease between any Borrower AND any owner or landlord of real or personal property used in connection with any Borrower's business for which it has an annual rent obligation in excess of $36,000.

           h. LEASES AS LESSOR -- Each lease (other than with respect to Customer Equipment) between any Borrower AND any lessee of real or personal property owned or leased by any Borrower, BUT ONLY TO THE EXTENT the lessee thereunder has an annual rent obligation in excess of $12,000.

                   2.2.2.19. OTHER DOCUMENTS. Administrative Agent must have received any additional agreements, documents and certificates as Administrative Agent, any Lender or counsel to Administrative Agent may reasonably request.

           2.2.3. CONSUMMATION OF GUARANTOR'S IPO. Guarantor simultaneously (or prior to such Settlement Date) must consummate and complete an initial public offering of its stock raising at least $50 million in gross proceeds (and having a consolidated market capitalization of at least $200 million).

           2.2.4. SATISFACTION OF EXISTING INDEBTEDNESS. CCC simultaneously (or prior hereto) must satisfy its entire indebtedness owed to (and terminate all related rights of and agreements with) a group of lenders the agent for which is Canadian Imperial Bank of Commerce.

           2.2.5. CASH FLOW LEVERAGE. As of such Settlement Date, Borrowers must be in compliance with the Leverage Ratio requirement under Section 4.1 hereof using an amount for Funded Debt that is as of such Settlement Date and inclusive of the proposed Advance.

     2.3. LINE OF CREDIT ADVANCES (AFTER THE INITIAL ADVANCES). The obligation of Administrative Agent and each Lender to fund any request for an Advance under the Line of Credit Facility is subject to the following conditions precedent (unless and except to the extent expressly waived by Administrative Agent in its sole and absolute discretion, but with the concurrence of the Required Lenders):

           2.3.1. ADVANCE REQUEST. Administrative Agent must have received an Advance Request under and in accordance with Section 1.4.1 hereof.

           2.3.2. CASH FLOW LEVERAGE. As of the Settlement Date for such Advance (and in addition to any other requirements and covenants hereunder), Borrowers must be in compliance with the Leverage Ratio requirement under
Section 4.1 hereof using an amount for Funded Debt that is as of such Settlement Date and inclusive of the proposed Advance.

           2.3.3. OTHER DOCUMENTS. Administrative Agent must have received any additional documents, certificates and opinions as Administrative Agent, any Lender or counsel to Administrative Agent may reasonably request, including without limitation, UCC-1 financing statements, fixture filings and leasehold mortgages regarding new locations for other assets of any Borrower.

           2.3.4.  COMPLIANCE.

                   2.3.4.1. FEES AND EXPENSES. Borrowers must have paid (or made acceptable arrangements with Administrative Agent to pay) all reasonable fees, costs, expenses and taxes due and payable hereunder, including, without limitation, all reasonable costs and expenses incurred in connection with or as a result of reviewing and funding such Advance Request.

                   2.3.4.2. REPRESENTATIONS. Each, and all, representations and warranties contained in the Loan Documents (including those in Article 3 hereof) and in each other certificate or other writing delivered to Administrative Agent pursuant hereto or thereto on or prior to the Settlement Date must be true, correct and complete in all material respects on and as of the Settlement Date, EXCEPT for such deviations disclosed in writing and in good faith reasonably acceptable to Administrative Agent (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                   2.3.4.3. NO DEFAULT. There must not be any Default or Event of Default hereunder or any default under any other Loan Document on the Settlement Date, AND there must not be any such Default or Event of Default occurring as a result of funding such Advance,

EXCEPT for such defaults disclosed in writing and in good faith reasonably acceptable to the Required Lenders (which disclosure will not constitute Lenders' waiver or acceptance thereof).

                   2.3.4.4. NO MATERIAL CHANGE. There must not have been (in Administrative Agent's reasonable opinion, but with concurrence of the Required Lenders) any Material Adverse Change between the Closing Date and the Settlement Date.


                   ARTICLE 3:  REPRESENTATIONS AND WARRANTIES

           Each Borrower, as of the Closing Date and the Settlement Date for each Advance hereunder, hereby represents and warrants as follows:

     3.1. ORGANIZATION AND GOOD STANDING. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, AND (b) has all requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, AND (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material Adverse Effect). Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each state and jurisdiction in which any Borrower and/or Guarantor is organized or is (or should be) qualified to conduct business is listed on Schedule 3.1 hereto (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material Adverse Effect).

     3.2. POWER AND AUTHORITY. Each Borrower has all requisite power and authority under applicable law and under its Organic Documents, Authorizations and Licenses to execute, deliver and perform the obligations under applicable law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for each Borrower and Guarantor to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

     3.3. VALIDITY AND LEGAL EFFECT. This Agreement constitutes, and the other Loan Documents to which any Borrower or Guarantor is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of Borrowers and Guarantor (jointly and severally) enforceable against each in accordance with the terms thereof, except to the extent enforceability thereof is limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     3.4. NO VIOLATION OF LAWS OR AGREEMENTS. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material provision of any material law, rule, regulation, administrative order or judicial decree (federal, state or local), AND (b) will not violate or contravene any provision of the Organic Documents of any Borrower or

Guarantor, AND (c) will not result in any material breach or violation of (or constitute a material default under) any agreement or instrument by which any Borrower or Guarantor or any of its property are bound the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect, AND (d) will not result in or require the creation of any Lien (other than pursuant to or as permitted by the Loan Documents) upon or with respect to any properties of any Borrower, whether such properties are now owned or hereafter acquired.

     3.5. TITLE TO ASSETS; EXISTING ENCUMBRANCES; INTELLECTUAL AND REAL PROPERTY. Each Borrower (a) has good and marketable title to all of its owned real and personal property assets that are essential and required in conducting its operations or that otherwise have a fair market value in excess of $25,000, AND (b) has the right to possess and use all of its leased or licensed real and personal property assets that are essential and required in conducting its operations or that otherwise have a fair market value in excess of $25,000. Guarantor has good and marketable title to all of the equity of CCC, AND CCC has good and marketable title to all of the equity of each other Borrower (EXCEPT as disclosed on Schedule 3.6 hereto). All such property interests are free and clear of any Liens, EXCEPT for Permitted Liens (as defined in Section 5.5 hereof) and Liens described on Schedule 3.5 hereto. Schedule 3.5A hereto lists each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by any Borrower, TOGETHER WITH relevant identifying information with respect to such intellectual property describing, among other things, the date of creation and the method of protection against adverse claims. Schedule 3.5B hereto lists each real property interest owned, leased or otherwise used by any Borrower, TOGETHER WITH relevant identifying information describing, among other things, the location and use of each such real property interest, whether such interest is owned or leased, and the estimated appraised value thereof. Each such property and asset that is used or useful in connection with any Borrower's business or operations is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under Section 4.8 hereof. Each such property and asset owned by any Borrower that is used or useful in connection with any Borrower's business or operations is titled in the current legal name of such Borrower. Schedule 3.5C hereto identifies each legal, operating and trade name that any Borrower has used (or permitted the filing of a UCC financing statement under) at any time during the twelve
(12) consecutive calendar years immediately preceding the Closing Date.

     3.6. CAPITAL STRUCTURE AND EQUITY OWNERSHIP. Schedule 3.6 hereto accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of each Borrower (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), AND (b) the ownership thereof. Schedule 3.6 hereto also accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Guarantor (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), AND (b) the ownership thereof (except with respect to the new shares of Guarantor issued in connection with its IPO). All such shares and interests are validly existing, fully paid and non-assessable.

     3.7. SUBSIDIARIES, AFFILIATES AND INVESTMENTS. Schedule 3.7 hereto accurately and completely discloses (a) each Subsidiary and Affiliate of each Borrower (other than its officers and directors) AND (b) each investment in or loan to any other Person by any Borrower (to the extent that such investment or loan exceeds $50,000).

     3.8. MATERIAL CONTRACTS. Schedule 3.8 hereto accurately and completely discloses each material contract (as defined below) of each Borrower and indicates (or as of and after the initial Settlement Date will indicate) any stated restrictions on assignments thereof. Subsection "a" of Schedule 3.8 hereto lists those material contracts of each Borrower that Administrative Agent and such Borrower have mutually agreed in good faith to be required and essential in the operation of such Borrower, AND Subsection "b" of Schedule 3.8 hereto lists all other material contracts. No Borrower has committed any unwaived breach or default under any material contract (whether or not listed on Schedule 3.8 hereto), AND after due inquiry and investigation, no Borrower has any knowledge or reason to believe that any other party to any such material contract (whether or not listed on Schedule 3.8 hereto) has or might have committed any unwaived breach or default thereof. For purposes of this Section
3.8 hereof, a "material contract" of a Borrower includes the following types of agreements to which such Borrower is a party: (1) any contract (other than customer contracts) either with annual compensation, consideration or payments in excess of $400,000 OR with aggregate compensation, consideration or payments in excess of $800,000, AND (2) any lease of real estate or office space from which CCC conducts its primary business operations, AND (3) any other agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect.

     3.9. LICENSES AND AUTHORIZATIONS. Each Borrower possesses all Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties. Each material Authorization is valid, binding and enforceable on, against and by such Borrower. Each material Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, AND (to the best of each Borrower's knowledge, after reasonable inquiry) no material Authorization is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. Schedule 3.9 hereto accurately and completely lists each material Authorization of each Borrower, TOGETHER WITH relevant identifying information describing such Authorizations.

     3.10. TAXES AND ASSESSMENTS. Except as disclosed on Schedule 3.10 hereto, each Borrower has timely filed all required tax returns and reports (federal, state and local) or has properly and timely filed for extensions of the time for the filing thereof, EXCEPT to the extent that the failure to so timely file could not reasonably be expected to have or cause a Material Adverse Effect. No Borrower has knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such returns or reports. All taxes (federal, state and local) imposed upon any Borrower or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, EXCEPT for those taxes (a) being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP (all as also disclosed on Schedule 3.10 hereto) OR (b) as to which the failure to pay could not reasonably be expected to have or cause a Material Adverse Effect.

     3.11. LITIGATION AND LEGAL PROCEEDINGS.  Except as disclosed on Schedule
3.11 hereto, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of each Borrower's knowledge and information after due inquiry, threatened against any Borrower or its properties that in each instance, if adversely resolved, could reasonably be expected to have or cause a Material Adverse Effect.

     3.12. ACCURACY OF FINANCIAL INFORMATION. All financial statements previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of any Borrower for periods as of and after January 1, 1995 (a) have been prepared in accordance with GAAP consistently applied, AND (b) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby. In addition, all written information previously furnished to Administrative Agent or any Lender concerning the then-current financial condition and past operations of any Borrower are true, accurate and complete in all material respects.

     3.13. ACCURACY OF OTHER INFORMATION. All written information contained in any application, schedule, report, certificate, or any other document furnished to Administrative Agent or any Lender by any Borrower or Guarantor in connection with the Loan Documents is in all material respects true, accurate and complete, AND no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All written projections furnished to Administrative Agent or any Lender by any Borrower or any other Person on behalf of any Borrower have been prepared in good faith based upon estimates and assumptions believed by such Borrower to be reasonable at the time made, making use of such information as was available at the date such projection was made.

     3.14. COMPLIANCE WITH LAWS GENERALLY. Each Borrower is in compliance in all material respects with all laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect.

     3.15. ERISA COMPLIANCE. Each Borrower is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all rules, regulations and orders implementing ERISA, EXCEPT to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect.

           3.15.1. Neither any Borrower nor any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any multiemployer plan (as defined in Section 4001 of ERISA) under which any Borrower or any ERISA Affiliate thereof could reasonably be expected to have any withdrawal liability.

           3.15.2. Neither any Borrower nor any ERISA Affiliate thereof sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

           3.15.3. The liability for accrued benefits under each defined benefit pension plan that is sponsored or maintained by any Borrower or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

           3.15.4. The aggregate liability of each Borrower and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

           3.15.5. There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of any Borrower or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

           3.15.6. No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which any Borrower is associated to the extent that such event could reasonably be expected to have or cause a Material Adverse Effect.

     3.16. ENVIRONMENT COMPLIANCE.

           3.16.1. Each Borrower has received all permits and filed all notifications necessary under and is otherwise in compliance in all respects (EXCEPT to the extent that the failure to obtain such permit, file such notification or be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect) with all applicable federal, state and local laws, rules, ordinances and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, INCLUDING, WITHOUT LIMITATION, as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, AND (b) the Solid Waste Disposal Act, AND (c) the Clean Water Act, AND (d) the Clean Air Act, AND (e) the Hazardous Materials Transportation Act, AND (f) the Resource Conservation and Recovery Act of 1976, AND (g) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and nonenumerated statutes, regulations, rules and ordinances, all as amended from time to time, collectively, the "Environmental Control Statutes").

           3.16.2. No Borrower has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (a) on properties owned or leased by such Borrower OR (b) otherwise in connection with the conduct of its business and operations.

           3.16.3. No Borrower has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     3.17. MARGIN RULE COMPLIANCE. No Borrower owns or has any present intention of acquiring any "Margin Stock" within the meaning of the following Margin Regulations of the FRB: Regulation G at 12 C.F.R. Pt. 207, AND Regulation T at 12 C.F.R. Pt. 220, AND Regulation U at 12 C.F.R. Pt. 221, AND Regulation X at 12 C.F.R. Pt. 224. The credit extended under this Agreement does not constitute "Purpose Credit" within the meaning of the FRB's Margin Regulations.

     3.18. FEES AND COMMISSIONS. Except as disclosed on Schedule 3.18 hereto or as required by Section 1.7 hereof, no Borrower owes any fees or commissions of any kind in connection with this Agreement, AND no Borrower knows of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement.

     3.19. SOLVENCY. Immediately prior to and upon the execution of this Agreement and the funding of each Advance hereunder, CCC (independently) and all Borrowers (as a whole, including CCC) was, is and will be solvent such that:

           3.19.1 The fair saleable value of its or their assets (including, without limitation, the fair saleable value of its or their goodwill and other intangible property) is greater than the total amount of its or their liabilities, including without limitation, all contingent liabilities; and

           3.19.2 The present fair saleable value of its or their assets (including, without limitation, the fair saleable value of its or their goodwill and other intangible property) is not less than the amount that will be required to pay the probable liability on its or their debts as such debts become absolute and matured; and

           3.19.3 It or they will be able to realize upon its or their assets and will have sufficient cash flow from operations to enable it or them to pay its or their debts and other liabilities, contingent obligations and other commitments as such debts, obligations, liabilities and commitments mature in the normal and ordinary course of business; and

           3.19.4 The sum of its or their debts is not greater than all of its or their property at a fair valuation (including, without limitation, the fair valuation of its goodwill and other intangible property).

Neither CCC nor Borrowers (as a whole, including CCC) intends to (or believes that it or they will) incur debts or liabilities beyond its or their ability to pay such debts and liabilities as such debts and liabilities become due and mature. No Borrower is engaged in a business or transaction, or about to engage in a business or transaction, for which the property of CCC or of all Borrowers would constitute unreasonably small capital or assets after giving due consideration to the prevailing practice and industry in which it or they are engaged. No Borrower has incurred any obligations under the Loan Documents or has made any conveyance pursuant hereto or in connection herewith with the actual intent to hinder, delay or defraud present or future creditors of it or any of its Affiliates. For purposes of this Section, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual mature liability.

                       ARTICLE 4: AFFIRMATIVE COVENANTS

           Each Borrower hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder, each Borrower will comply with the following affirmative covenants:

     4.1. FINANCIAL COVENANTS AND RATIOS. As of the end of each fiscal quarter, Borrowers (on a consolidated basis, including consolidated joint ventures) will satisfy and comply with each of the following financial ratios and characteristics, each of which will be determined using GAAP consistently applied, except as otherwise expressly provided:

           4.1.1. TOTAL CHARGE COVERAGE RATIO. A ratio of OCF TO Total Charges of NOT LESS THAN the following:

                  a. 1.10-to-1.0, from the Closing Date through September 30, 1996; and

                  b. 1.15-to-1.0, from October 1, 1996 through December 31, 1996; and

                  c.  1.20-to-1.0, from January 1, 1997 through June 30,
1997; and

                  d.  1.25-to-1.0, after June 30, 1997.

           4.1.2. CASH FLOW LEVERAGE RATIO. A ratio of Funded Debt TO OCF of NOT MORE THAN the following:

                  a.  If the Term Loan Commitment determined pursuant to
Section 1.3.1 hereof as of the first Settlement Date hereunder (and the initial Advance of funds hereunder) is $0.00, THEN:

                      (1) 3.50-to-1.0, from the Closing Date through
                          December 31, 1996; and

                      (2) 3.00-to-1.0, from January 1, 1997 through December 31,
                          1997; and

                      (3) 2.50-to-1.0, from January 1, 1998 through December 31,
                          1999; and

                      (4) 2.00-to-1.0, after December 31, 1999; OR

                  b.  If the Term Loan Commitment determined pursuant to
Section 1.3.1 hereof as of the first Settlement Date hereunder (and the initial Advance of funds hereunder) is greater than $0.00, THEN:

                      (1) 2.50-to-1.0, from the Closing Date through
                          December 31, 1997; and

                      (2) 2.00-to-1.0, after December 31, 1997.

     4.2.  PERIODIC FINANCIAL STATEMENTS.

           4.2.1. MONTHLY FINANCIAL STATEMENTS. Within forty-five (45) calendar days of the end of each calendar month (or, if finalized sooner, then within 5 Business Days of finalizing such financial statements), Borrowers must prepare and deliver to each Lender and Administrative Agent a complete set of unaudited consolidated internal monthly financial statements similar in form and content with the form of monthly financial statements attached as Exhibit 4.2.1 hereto (which form may be revised by Borrowers from time to time to reflect changes made to the form of monthly financial reporting provided by Borrowers to the executives and directors of CCC Information Services Group, Inc.). TOGETHER WITH the monthly financial statements, each Lender and Administrative Agent must also receive a certificate executed by a financial officer of CCC as is acceptable to Administrative Agent stating that the financial statements fairly present the financial condition of each Borrower as of the date thereof and for the periods covered thereby.

           4.2.2. QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) calendar days of the end of each fiscal quarter, Borrowers must prepare and deliver to each Lender and Administrative Agent unaudited quarterly consolidating financial statements. Such financial statements must include, without limitation, a balance sheet and an income statement (with appropriate external notes and schedules, if prepared). Such financial statements must be prepared in accordance with GAAP consistently applied (except as approved by Administrative Agent in its sole and absolute discretion). TOGETHER WITH the quarterly financial statements, each Lender and Administrative Agent must also receive a certificate executed by the President, the Chief Financial Officer, the Treasurer or such other senior executive officer of CCC as is acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition of each Borrower as of the date thereof and for the periods covered thereby, AND
(b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 hereof (using the form attached as Exhibit 4.2 hereto), AND (c) calculating, as of the end of such fiscal period, the then-current amount for the Available Credit Portion and the year-to-date amounts under Sections 5.7(e) and 5.10(a) hereof, AND
(d) certifying that as of the date of such certificate there is not any existing Default or Event of Default.

           4.2.3. ANNUAL FINANCIAL STATEMENTS. Within one hundred and twenty
(120) calendar days after the close of each fiscal year, Borrowers must prepare and deliver to each Lender and Administrative Agent a complete set of audited annual consolidated financial statements of Guarantor (with accompanying notes and consolidating schedules). Such financial statements
(a) must include the types of financial statements and information required on a quarterly basis under this Section 4.2 hereof as well as a cash flow statement and a reconciliation of consolidated net worth and capital accounts, AND (b) must be prepared in accordance with GAAP consistently applied, AND (c) must be certified without qualification by an independent certified public accounting firm satisfactory to Administrative Agent. TOGETHER WITH the annual financial statements, each Lender and Administrative Agent must also receive all related management letters prepared by such accountants and an audit report or opinion signed by such accountants stating that the financial statements fairly present the consolidated financial condition of Guarantor as of the date thereof and for the periods covered thereby.

     4.3.  OTHER FINANCIAL AND SPECIALIZED REPORTS.

           4.3.1. FINANCIAL FORECASTS. Within 15 Business Days of completing or materially revising any periodic budgets or financial forecasts, Borrowers must deliver a complete copy thereof to each Lender and Administrative Agent.

           4.3.2. SEC FILINGS BY GUARANTOR. Within 15 Business Days of the date that Guarantor makes any filing with the Securities Exchange Commission (whether on Form 8-K, Form 10-K, Form 10-Q, or otherwise), Borrowers must deliver a complete copy thereof to each Lender and Administrative Agent.

     4.4. FISCAL YEAR. CCC will maintain a fiscal year that has a December 31st year end.

     4.5. BOOKS AND RECORDS. Each Borrower (a) will keep and maintain satisfactory and adequate books and records of account in which entries are made in accordance with GAAP AND (b) will make or cause the same to be made available to each Lender and Administrative Agent (or agents or nominees thereof) at any reasonable time upon reasonable notice for inspection and to make extracts therefrom.

     4.6. EXISTENCE AND GOOD STANDING. Each Borrower will preserve and maintain (a) its existence as a corporation under the laws of its jurisdiction of organization, AND (b) its good standing in all jurisdictions where it conducts business, AND (c) the validity of all its Authorizations and Licenses required in the conduct of its businesses (EXCEPT, with respect to Clause "c", to the extent that the failure to preserve and maintain could not reasonably be expected to have or cause a Material Adverse Effect).

     4.7. DEPOSIT ACCOUNTS. Each Borrower will maintain all of its operating and deposit accounts at financial institutions THAT are federally insured depository institutions rated as "well capitalized" by their primary federal regulators. All such accounts (and the balances therein) shall reside in the United States of America, OTHER THAN accounts established in the ordinary course of business for collection purposes in foreign countries and operating accounts established in the ordinary course of business used for foreign operations as to which the balances therein in the aggregate among all such collection and operating accounts does not at any time exceed $500,000 for any five (5) consecutive Business Days. Within twenty (20) calendar days of opening or acquiring any new such account, Borrowers must provide Administrative Agent with written notice of the institution's name and location and the account name and number with respect to each such account. The institution's name and location and the account name and number for each such account currently in existence, as well as an approximate current balance (I.E., a current balance at any time within the preceding thirty (30) calendar days), are listed on Schedule 4.7 hereto.

     4.8   INSURANCE; MAINTENANCE OF PROPERTIES; DISASTER CONTINGENCY.

           4.8.1. GENERAL INSURANCE PROVISIONS. Each Borrower will keep, maintain and preserve all of its property and assets in good order and repair (ordinary wear and tear excepted). Such property must be fully covered by insurance with reputable and financially sound insurance companies (reasonably acceptable to Administrative Agent). Such insurance must insure against such hazards in such amounts and with such deductibles as is customary in the relevant industry (and as reasonably acceptable to Administrative Agent). Each such policy must name Administrative Agent (for the benefit of Lenders) as loss payee and as additional insured. Each such policy must also require the insurer to furnish Administrative Agent with written notice at least 25 calendar days prior to any termination of coverage and must provide Administrative Agent (on behalf of Lenders) with the right (but not the obligation) to cure any non-payment of premium. Upon Administrative Agent's request, each Borrower will furnish Administrative Agent with proof of such insurance (in form and substance acceptable to Administrative Agent) and will cause Administrative Agent (for the benefit of Lenders) to be reflected thereon as additional insured and the loss payee thereof.

           4.8.2. DISASTER RECOVERY AND CONTINGENCY PROGRAM. Each Borrower will maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses such Borrower's plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such Borrower's primary mainframe computer systems. Within 180 calendar days after the Closing Date (and at all times thereafter), such plan must also address events that destroy or prevent the use of or access to such Borrower's other material computer systems, material information databases and records, and primary operations facility. Such contingency plan and any material changes thereto must be in form and substance reasonably acceptable to Administrative Agent. Upon request, each Borrower will provide Administrative Agent with a current copy of such plan.

     4.9 LOAN PURPOSE. Borrowers will use the proceeds of each Advance under the Facilities exclusively as set forth in Section 1.1.3 hereof or
Section 1.2.3 hereof.

     4.10 LITIGATION; OCCURRENCE OF DEFAULTS. Each Borrower will notify Administrative Agent and each Lender in writing immediately upon (a) the institution or commencement of any litigation, legal or administrative proceeding, or labor controversy that could reasonably be expected to have or cause a Material Adverse Effect, OR (b) the happening of any event or the assertion or threat of any claim that could reasonably be expected to have or cause a Material Adverse Effect, OR (c) the occurrence of any Default or Event of Default hereunder, OR (d) the occurrence of any default under any other Loan Document.

     4.11 TAXES. Each Borrower will pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, UNLESS (a) the same are then being contested in good faith by appropriate proceedings diligently prosecuted, AND (b) adequate reserves therefor in accordance with GAAP have been established, AND
(c) Administrative Agent has been notified thereof in writing if such non-paid or non-discharged item exceeds $50,000, AND (d) the consequences of such non-payment could not reasonably be expected to have or cause a Material Adverse Effect (the determination of which, to the extent that such non-paid or non-discharged item exceeds $50,000, will be subject to Administrative Agent's reasonable judgement).

     4.12. MANAGEMENT CHANGES. Borrowers will notify Administrative Agent in writing within thirty (30) calendar days after any change (including, without limitation, any dismissal or change in title or status) in the executive personnel of any Borrower.

     4.13. COSTS AND EXPENSES. Borrowers (jointly and severally) will pay or reimburse Administrative Agent and each Lender for all protective advances made by Administrative Agent or any Lender under the Loan Documents. Borrower (jointly and severally) will also pay or reimburse Administrative Agent and each Lender for all other out-of-pocket costs and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) that Administrative Agent or such Lender may pay or incur in connection with (a) the preparation, negotiation and review of any waivers, consents and amendments in connection herewith and all other documentation related thereto, AND (b) the funding of the indebtedness hereunder, AND (c) the collection or enforcement of any of the Loan Documents, AND (d) the periodic examination of the books and records of any Borrower at any time during the occurrence of a Default, AND (e) Administrative Agent's release of its interests in the Collateral in accordance with the terms of the Loan Documents. Borrowers (jointly and severally) will pay any and all recordation taxes or other fees due upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and will provide Administrative Agent with a copy of nay receipt or other evidence reflecting such payments if so requested in writing by Administrative Agent. All obligations provided for in this Section shall survive the termination of this Agreement and/or the repayment of indebtedness hereunder.

     4.14.  COMPLIANCE WITH LAWS.

          4.14.1  GENERAL.  Each Borrower will comply in all material respects
(a) with all material laws, rules, regulations, and orders (federal, state, local and otherwise) applicable to its business, AND (b) with the provisions and requirements of all Authorizations. Each Borrower will notify Administrative Agent immediately in detail (upon obtaining knowledge thereof) of (a) any actual or alleged material failure to comply with or violation of any such laws, rules, regulations or orders, or under the terms of any of such Authorizations, OR (b) the occurrence or existence of any facts or circumstances that with the passage of time, the giving of notice or otherwise could create such a failure to comply or violation or could reasonably be expected to occasion the termination of any of such Authorization.

          4.14.2 ERISA. Each Borrower will comply in all respects with the provisions of ERISA to the extent applicable to any Plan maintained by it or for the benefit of its employees, EXCEPT to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect. No Borrower will (a) incur any material accumulated funding deficiency (without the meaning of ERISA and the regulations thereunder), or any material liability to the PBGC established by ERISA OR (b) permit any reportable event (as defined in ERISA) to occur or the occurrence of any other event which could reasonably be expected to be the basis for PBGC to assert a material liability against it or which could reasonably be expected to result in the imposition of a Lien on its properties or assets. Each Borrower will notify Administrative Agent in writing promptly after any assertion or threat of any of the following: the occurrence of any reportable event or the occurrence of any other event which indicates that a Plan may not be financially sound or which could reasonably be expected to be the basis for PBGC to assert a material liability against it or impose a Lien on any of its properties or assets.

          4.14.3. ENVIRONMENTAL. Each Borrower will comply in all respects with the Environmental Control Statutes, EXCEPT to the extent that the failure to be in such compliance could be reasonably be expected to have or cause a Material Adverse Effect. Each Borrower (a) will notify Administrative Agent when the EPA, any state or local agency or any other Person provides oral or written notification to it with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, hazardous or toxic substances or petroleum products in violation of any Environmental Control Statute, AND (b) will notify Administrative Agent in detail immediately upon the receipt by it of an assertion of liability under the Environmental Control Statutes, or any actual or alleged failure to comply with or perform, breach or violation under any such laws or regulations.

     4.15.  FURTHER ACTIONS.

          4.15.1. ADDITIONAL COLLATERAL. Each Borrower will execute, deliver and record (or, as appropriate, cause the execution, delivery and recordation) at any time upon Administrative Agent's request and in form and substance reasonably satisfactory to Administrative Agent, any of the following instruments in favor of Administrative Agent (for the benefit of Lenders) as additional Collateral hereunder (other than with respect to Excluded Assets):
(a) mortgages, deeds of trust and/or assignments on or of any real or personal property owned, leased or licensed by it, AND (b) certificates of title encumbrances against any of its titled vehicles, AND (c) any other like assignments or agreements specifically covering any of its properties or assets (including, without limitation, assignments of any patents, trademarks, copyrights, databases, trade secrets and other forms of intellectual property), AND (f) any financing or continuation statements requested by Administrative Agent.

          4.15.2. FURTHER ASSURANCES. From time to time, each Borrower will execute and deliver (or will cause to be executed and delivered) such supplements and amendments to the Loan Documents and such further instruments as may be reasonably required to effectuate the intention of the parties to (or to otherwise facilitate the performance of) the Loan Documents.

          4.15.3. ESTOPPEL CERTIFICATE. Upon Administrative Agent's reasonable request, CCC will consent (which consent will not be unreasonably withheld) to execute, acknowledge and deliver (or, as appropriate, to cause the execution, acknowledgement and delivery) to such Person as Administrative Agent may request a statement in writing certifying as follows (to the best of its knowledge, after due inquiry): (a) that the Loan Documents (as amended, if applicable) are unmodified and in full force and effect, AND (c) the then unpaid principal balance of Facilities hereunder, AND (d) whether or not any Default is then occurring under any of the Loan Documents and, if so, specifying each such Default of which the signer may have knowledge. Unless CCC otherwise consents (which consent will not be unreasonably withheld delayed or conditioned), Administrative Agent must give CCC at lease ten (10) Business Days to complete and deliver any such certificate. Each Borrower understands and agrees that any such certificate delivered pursuant to this Section may be relied upon by Administrative Agent, each Lender and, if any different, by the recipient thereof.

          4.15.4. WAIVERS AND CONSENTS. Upon Administrative Agent's request, each Borrower will use its best efforts to obtain and deliver (in form and substance reasonably satisfactory to Administrative Agent) a waiver or consent to the assignment to Administrative Agent (for the benefit of Lenders) of any contract, lease, Authorization or other agreement to which it is a party (other than with respect to Customer Equipment).

          4.15.5 ADDITIONAL MATERIAL CONTRACTS, LICENSES AND AUTHORIZATIONS. Each Borrower (a) will notify Administrative Agent in writing within 90 calendar days after executing or becoming bound by any contract, agreement, License or other Authorization that should have been listed on Schedule 3.5A hereto,
Schedule 3.8 hereto or Schedule 3.9 hereto if it had existed as of the Closing Date, AND (b) will concurrently update Schedule 3.5A hereto, Schedule 3.8 hereto or Schedule 3.9 hereto (as appropriate). To the extent that any Borrower at any time updates the material contracts listed on Schedule 3.8 hereto, THEN such Borrower and Administrative Agent will concurrently agree in good faith as to whether such contract should appropriately be listed under Subsection "a" or Subsection "b" of such Schedule.

     4.16. POST CLOSING ITEMS. Borrowers must accomplish, perform and (as appropriate) deliver to Administrative Agent the following items on or before the designated dates:

          a. On or before October 1, 1996, Borrowers must use their best efforts to obtain a landlord estoppel and consent in form and substance reasonably acceptable to Administrative Agent with respect to Borrowers' office space in Illinois, California and Texas.

          b.   On or before December 1, 1996, Borrowers EITHER

               (1) Must deliver to Administrative Agent a legal opinion of Canadian counsel (in form and substance reasonably acceptable to Administrative Agent) addressing (a) the due authorization and enforceability of the Loan Documents by and against Certified Collateral Corporation of Canada, Ltd. ("CCC Canada") and (b) the attachment and perfection of Administrative Agent's lien for the benefit of Lenders on the equity of CCC Canada and the other Collateral in which CCC Canada has an interest (and must promptly thereafter assist Administrative Agent in perfecting such liens in accordance with such opinion), OR

               (2) Execute an amendment to the Loan Documents (which shall be negotiated in good faith by Borrowers, Administrative Agent and the

                    Required Lenders) that will either remove CCC Canada as a Borrower or will appropriately restrict transactions with CCC Canada.

               The only effect of Borrowers' failure to satisfy the provisions of either clause (1) or (2) above by December 1, 1996, is that CCC Canada will be deemed automatically thereafter not to be a Borrower. After the Closing Date and prior to satisfying the requirements of this clause "b" of this Section, the operations of CCC Canada will not materially change, and no other Borrower will engage in any material transaction with CCC Canada.

          c. On or before March 1, 1997, Borrowers must prepare and deliver to Administrative Agent a written disaster recovery and contingency plan in accordance with Section 4.8.2 hereof.

     4.17. OTHER INFORMATION. Each Borrower will provide Administrative Agent with any other documents and information (financial or otherwise) reasonably requested by Administrative Agent or its counsel from time to time.

                          ARTICLE 5: NEGATIVE COVENANTS

          Each Borrower hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder, each Borrower will comply with the following negative covenants (unless the Required Lenders otherwise consent in writing, which consent will not be unreasonably withheld while no Default is occurring):

     5.1. CAPITAL EXPENDITURES. Borrowers (on a consolidated basis) will not incur Capital Expenditures in any fiscal year in excess of the following designated amounts:

                                                  Permitted
               Fiscal Year                         Capital
                 Ending                          Expenditures
               -----------                       ------------

               12/31/96                          $4 million
               Thereafter                        $4 million plus the
                                                 Cashflow Adjustment

For purposes of this Section, Capital Expenditures (a) will include all capitalized software costs, BUT (b) exclude Customer Equipment purchases and up to $900,000 in leasehold improvements to be incurred prior to December 31, 1997. For purposes of this Section, the "Cashflow Adjustment" for any fiscal year will be an amount equal to the result of multiplying $4 million by the following ratio:

          OCF for fiscal year in question      DIVIDED BY    100
          -------------------------------
             OCF for fiscal year 1996

If the result of the foregoing ratio is a negative number, THEN the Cashflow Adjustment for the applicable period will equal $0.00.

NOTWITHSTANDING THE FOREGOING, to the extent that the permitted Capital Expenditures (referenced above) exceed the actual Capital Expenditures for any fiscal year, THEN the excess may be carried over and used during the immediately succeeding fiscal year as additional permitted amounts of Capital Expenditures in such subsequent fiscal year after Borrowers have first exhausted the otherwise permitted amounts of Capital Expenditures for such fiscal year determined in accordance with the above schedule. FURTHER NOTWITHSTANDING THE FOREGOING, no Borrower may make such Capital Expenditure that otherwise violates any covenant under the Loan Documents or otherwise causes a Default hereunder.

     5.2. ADDITIONAL INDEBTEDNESS. No Borrower will borrow any monies or create, incur or assume any additional indebtedness, or any other monetary obligations or liabilities (including, without limitation, monetary obligations under non-compete arrangements) EXCEPT AS FOLLOWS (collectively, the "Permitted Indebtedness"):

          a.   Borrowings from Lenders hereunder; AND

          b. Trade indebtedness and indebtedness in respect of endorsement of negotiable instruments for collection, each in the normal and ordinary course of business for value received; AND

          c. Indebtedness and obligations incurred TO PURCHASE FIXED OR CAPITAL ASSETS (other than Customer Equipment), consistent with the restrictions in Section 5.1 hereof and Section 5.5 hereof, PROVIDED, HOWEVER, that (1) the aggregate amount of such asset acquisition indebtedness outstanding at any time may not exceed $2,000,000, AND (2) no such transaction otherwise causes a Default hereunder, AND (3) such indebtedness is immediately included in the calculation of Funded Debt, AND (4) such fixed or capital assets being purchased do not constitute customized application software or systems integration software or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; AND

          d. Indebtedness and obligations incurred UNDER CAPITAL LEASES, consistent with the restrictions in Section 5.1 hereof and Section 5.5 hereof, PROVIDED, HOWEVER, that (1) no such transaction otherwise causes a Default hereunder, AND (2) such indebtedness (including leases of Customer Equipment) is immediately included in the calculation of Funded Debt, AND (3) such fixed or capital assets being leased do not constitute customized application software or systems integration software or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; AND

          e. Indebtedness TO PURCHASE OR LEASE CUSTOMER EQUIPMENT, consistent with the restrictions in Section 5.5 hereof, PROVIDED, HOWEVER, that (1) no such transaction otherwise causes a Default hereunder, AND (2) such indebtedness is immediately included in the calculation of Funded Debt; AND filed naming Administrative Agent (for the benefit of Lenders) as "secured party" with respect to such assets. NOTWITHSTANDING THE FOREGOING, each Borrower may remove the following types of assets under the following conditions: (a) temporary removal of equipment for repair or replacement PROVIDED THAT Administrative Agent has received prior written notice thereof indicating the type of equipment, its approximate fair market value, the destination location and an estimate of the length of time that such equipment will be removed from the relevant jurisdiction, AND (b) booths, displays and related accompanying equipment of such Borrower being used temporarily in connection with marketing any Borrower's business at trade shows or otherwise (provided that the aggregate fair market value thereof does not exceed $1 million), AND (c) portable computers and related accompanying equipment being used by the officers, employees and independent representatives of a Borrower in connection with accomplishing any Borrower's business activities at home offices or otherwise (provided that the aggregate fair market value thereof does not exceed $1 million).

    5.15. MODIFICATIONS TO ORGANIC DOCUMENTS. No Borrower will (a) amend or otherwise modify any of its Organic Documents, OR (b) change its official name, its operating names or the names under which it executes contracts and conducts business.

    5.16. MODIFICATIONS TO MATERIAL RELATIONSHIPS AND AGREEMENTS. No Borrower will (or will permit any other party to) amend, modify, cancel, terminate or otherwise alter (a) any Subordinated Indebtedness (if and when any such indebtedness exists), OR (b) any agreement regarding the provision of management services to a Borrower by a Person who is not a Borrower (including, without limitation, the Management Agreement, once executed). No Borrower will (or will permit any other party to) cancel, terminate or permit the expiration of any material contract listed (or contract that should be listed) under Subsection "a" of Schedule 3.8 hereto UNLESS the services or products provided under such material contract are replaced by such Borrower with comparable services or products under a new contract with another Person. In addition, Borrowers will notify Administrative Agent in writing within 30 calendar days after any cancellation, termination, expiration, amendment, modification or other alteration of or to any material contract listed (or contract that should be listed) on Schedule 3.8 hereto (OTHER THAN with respect to immaterial or non-substantive modifications).

    5.17. MARGIN STOCK RESTRICTIONS; OTHER FEDERAL STATUES. No Borrower will use any of the proceeds hereunder, directly or indirectly, to purchase or carry, or to reduce or retire any indebtedness that was originally incurred to purchase or carry, any Margin Stock or for any other purpose that might constitute the transactions contemplated hereby as a "Purpose Credit" within the meaning of the FRB's Margin Regulations. In addition, no Borrower will engage as its principal business in the extension of credit for purchasing or carrying Margin Stock. No Borrower will cause or permit any Loan Document to violate any other regulation of the FRB or the SEC or any provision of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 or the Small Business Investment Act of 1958, each as amended, or any rules or regulations promulgated under any of such statutes.

                ARTICLE 6:  ADDITIONAL COLLATERAL AND RIGHT OF SET OFF


    6.1. ADDITIONAL COLLATERAL. As additional collateral for the payment of any and all indebtedness and obligations of each Borrower to Administrative Agent and/or any Lender (whether matured or unmatured, and whether now existing or hereafter incurred or created hereunder or otherwise), each Borrower hereby grants Administrative Agent and each Lender a security interest in and a lien upon all funds, balances and other property of any kind of such Borrower, or in which such Borrower has any interest (limited to the interest of such Borrower therein), now or hereafter in the possession, custody or control of Administrative Agent or such Lender or any Affiliate of Administrative Agent or such Lender, OTHER THAN Excluded Assets.

    6.2. RIGHT OF SET-OFF. Administrative Agent and each Lender are hereby authorized at any time and from time to time during the occurrence and continuance of an Event of Default hereunder (unless expressly prohibited by applicable law) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other indebtedness at any time held or owing by Administrative Agent or any Lender (or any of Affiliate of Administrative Agent or any Lender) to or for the credit or the account of any Borrower against any and all of the indebtedness and monetary obligations of any Borrower now or hereafter existing under the Loan Documents or any other evidence of indebtedness originated, acquired or otherwise held by Administrative Agent or any Lender, irrespective of whether Administrative Agent or such Lender shall have made any demand under the Loan Documents or other indebtedness and although such obligations may be unmatured. Administrative Agent and each Lender agree to notify Borrowers within a commercially reasonable time after any such set-off and application made by Administrative Agent or such Lender (as applicable); PROVIDED, HOWEVER, that the failure to give such notice shall not in any way affect the validity of such set-off and application.

    6.3. ADDITIONAL RIGHTS. The rights of Administrative Agent and each Lender under this Article 6 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) that Administrative Agent and Lenders may have by contract, at law, or otherwise.


                           ARTICLE 7:  DEFAULT AND REMEDIES

    7.1. EVENTS OF DEFAULT. Each of the following events separately constitutes an independent Event of Default hereunder:

         7.1.1. PAYMENT OBLIGATIONS. If any payment of principal, interest or other sum payable to Administrative Agent or any Lender under any Loan Document (including any Note) is not received by Administrative Agent on the date such payment is due and payable AND such failure continues for five (5) Business Days after the due date therefor.

         7.1.2. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or other statement made in any Loan Document, or in any written report, schedule, exhibit, certificate, agreement, or other document given by or on behalf of any Borrower or any other Obligor (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect.

         7.1.3. FINANCIAL COVENANTS. If Borrowers default in or fail to observe at any time any of the covenants set forth in Section 4.1 hereof.

         7.1.4. OTHER COVENANTS IN LOAN DOCUMENTS. If any Borrower or any other Obligor defaults in the full and timely performance when due of any other covenant or agreement contained in any Loan Document (or in any other document or agreement now or hereafter executed or delivered in connection herewith), AND such default remains uncured for a period of ten (10) Business Days after the earlier of the date that Administrative Agent or any Lender notifies any Borrower thereof or the date that any Borrower otherwise acquires knowledge or should have acquired knowledge thereof.

         7.1.5. DEFAULT UNDER OTHER AGREEMENTS WITH LENDERS. If any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any other credit agreement, security agreement, mortgage, deed of trust, indenture debenture, account agreement, contract, lease or other agreement between any Borrower, any Affiliate of any Borrower or any other Obligor AND Administrative Agent or any Lender (or any Affiliate of Administrative Agent or any Lender), UNLESS such default is waived by Lenders or cured to Lenders' satisfaction.

         7.1.6. DEFAULT UNDER MATERIAL AGREEMENTS WITH OTHER PARTIES. If any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any material contract listed under Subsection "a" of Schedule 3.8 hereto (or a contract that should be listed under Subsection "a" of Schedule 3.8 hereto under the terms hereof). NOTWITHSTANDING THE FOREGOING, the occurrence of such an event of default thereunder will not constitute an Event of Default hereunder IF AND SO LONG AS either:

    (a) (1) Administrative Agent was notified of the occurrence of such event of default in writing within 10 Business Days after the occurrence thereof, AND (2) the other Person to such agreement has not formally declared an event of default thereunder, has not accelerated any related indebtedness and is not then otherwise pursuing any remedies thereunder, AND (3) such Borrower continues to diligently pursue resolving such dispute with such other Person, AND (4) such default is ultimately cured (without incurring any material liability) to Required Lenders' satisfaction within a reasonable period of time after such 10 Business Day period (but in any event within 60 calendar days after the occurrence of such default), OR

    (b) Within 60 calendar days after the occurrence of such event of default, the services or products provided under such material contract are replaced by such Borrower with comparable services or products under a new contract with another Person (without incurring any material liability) in form and substance acceptable to Administrative Agent.

         7.1.7. SECURITY INTEREST. If the security interest or lien in any of the Collateral (with a fair market value exceeding collectively $50,000), other than Collateral consisting of equity ownership interest in subsidiaries or other securities (for which there is no permissible threshold for non-compliance), at any time does not constitute a legal, valid and enforceable security interest or lien in favor of Administrative Agent (for the benefit of Lenders).

         7.1.8.    CHANGE OF CONTROL.

                   a. If CCC Information Services Group Inc. ceases to own and control 100% of each class of equity securities of CCC.

                   b. If any Borrower other than CCC ceases to be owned and controlled 100% by CCC and/or other Borrowers.

         7.1.9.    GOVERNMENT ACTION.

                   a. If custody or control of any substantial part of the property of any Borrower is assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency.

                   b. If any governmental regulatory authority or judicial body makes any other final nonappealable determination that could reasonably be expected to have or cause a Material Adverse Effect.

         7.1.10.   INSOLVENCY.  If CCC, or Borrowers (as a whole, including
CCC), or any holder of equity interests of any Borrower (other than another Borrower), or any other Obligor that pledges Collateral under the Loan Documents (other than another Borrower) becomes insolvent, bankrupt or generally fails to pay its, his or her debts as such debts become due; OR if any Borrower, or any holder of equity interests of any Borrower, or any other Obligor that pledges Collateral under the Loan Documents (a) is adjudicated insolvent or bankrupt in any proceeding, OR (b) admits in writing an inability to pay its, his or her debts, OR (c) comes under the authority of a custodian, receiver or trustee (or one is appointed for substantially all of its, his or her property), OR
(d) makes an assignment for the benefit of creditors, OR (e) has commenced against it, him or her any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within ninety (90) calendar days after the commencement thereof, OR (f) commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors, OR (g) calls a meeting of creditors with a view to arranging a composition or adjustment of debt (other than a meeting solely with Administrative Agent or Lenders), OR (h) by any act or failure to act indicates consent to, approval of or acquiescence in any of the foregoing.

         7.1.11. LOSS OR REVOCATION OF GUARANTY. If Guarantor at any time revokes (or attempts to revoke) the Guaranty or its continuing obligations thereunder, OR if the Guaranty at any time does not constitute a legal, valid, binding and enforceable obligation of Guarantor.

         7.1.12. ADDITIONAL LIABILITIES. If any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $250,000 is rendered, issued or levied against any Borrower or any of its properties or assets AND such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) calendar days after it is rendered, issued or levied.

         7.1.13. MATERIAL ADVERSE CHANGE. If a Material Adverse Change has occurred with respect to CCC or Borrowers (as a whole, including CCC) from the condition set forth in the financial statements furnished to Lenders for the fiscal year ended immediately prior to the Closing Date, or from the condition of Borrowers most recently disclosed to Lenders in any other manner.

    7.2. REMEDIES.

         7.2.1. GENERAL; ACCELERATION. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of Required Lenders, and by notice to any Borrower (except if an Event of Default described in Section 7.1.10 hereof has occurred, in which case acceleration shall occur automatically with respect to the entire indebtedness and without notice), Lenders may accelerate the Line of Credit Maturity Date and/or the Term Loan Maturity Date and may declare all or any portion of the indebtedness of any or all Borrowers to Lenders (hereunder or otherwise, but including the unpaid balance of principal, interest and fees hereunder) to be immediately due and payable. Upon any such declaration, Lenders and Administrative Agent (for the benefit of Lenders) will have the immediate right to enforce and realize upon any collateral security granted hereunder or in connection herewith in any manner or order that the Required Lenders or Administrative Agent (at the direction of Required Lenders) deem expedient without regard to any equitable principles of marshalling or otherwise.

         7.2.2. OTHER. In addition to any rights granted hereunder or in any other Loan Document, each Lender and Administrative Agent will have all other rights and remedies granted by any applicable law (including the rights of a secured party under the Uniform Commercial Code), and all rights and remedies will be cumulative in nature.


                         ARTICLE 8:  THE ADMINISTRATIVE AGENT

    8.1. APPOINTMENT, AUTHORIZATION AND GRANT OF AUTHORITY. Each Lender hereby irrevocably designates and appoints Signet Bank as the Administrative Agent of such Lender to act as specified in this Agreement and the other Loan Documents, AND each such Lender hereby irrevocably authorizes Signet Bank (in its capacity as Administrative Agent) to take actions on behalf of such Lender, to exercise such powers and to perform such other duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, TOGETHER WITH all such other powers and authority as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of each Lender) is authorized (a) to execute each Loan Document (other than this Agreement, but including, without limitation, all financing statements, continuation statements and other collateral agreements and documents) for and on behalf of each Lender, AND
(b) to accept each Loan Document and all other agreements, documents, instruments, certificates and opinions reasonably required to implement the intent of the parties to this Agreement, AND (c) to file and record all financing statements, continuation statements and other collateral agreements and documents, AND (d) to receive and deliver communications and notifications to Lenders and to Borrowers, AND (e) to receive and distribute payments and Advances between Lenders and Borrowers. The duties and responsibilities of the Administrative Agent shall be ministerial and administrative in nature. NOTWITHSTANDING any provision to the contrary in any Loan Document, the Administrative Agent (a) shall not have any duties or responsibilities OTHER THAN those expressly set forth in the Loan Documents (which duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article), AND (b) shall not have any fiduciary relationship with any Lender; AND no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

    8.2. ACCEPTANCE OF APPOINTMENT. Signet Bank hereby accepts such appointment and agrees to act as such Administrative Agent upon the express terms and conditions (but subject to the limitations and qualifications) set forth in this Article.

    8.3. ADMINISTRATIVE AGENT'S RELATIONSHIP WITH BORROWERS. The provisions of this Article are solely for the benefit of the Administrative Agent and Lenders, AND no Borrower shall have any rights as a third party beneficiary (or otherwise) under this Article. In performing its functions and duties under the Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders, AND the Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for any Borrower.

    8.4. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges and agrees (a) that the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) have not made any representations or warranties to such Lender AND (b) that no act by the Administrative Agent hereinafter taken (including, without limitation, any review of the affairs of any Borrower or other Obligor) shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed necessary or appropriate) has made its own appraisal, investigation and credit analysis of the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of each Borrower and other Obligor and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also covenants and represents that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem necessary or appropriate) will continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will continue to make such investigations as it deems necessary or appropriate to inform itself as to the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of each Borrower and other Obligor. Except as otherwise expressly provided in the Loan Documents, the Administrative Agent shall not have any duty or responsibility (a) to keep any

Lender informed as to the performance or observance by any Borrower or other Obligor of its obligations under the Loan Documents, OR (b) to inspect the books or properties of any Borrower or other Obligor, OR (c) to provide any Lender with any credit or other information concerning the business, operations, assets, properties, financial and other condition, prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent (or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates). The Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning Borrowers of which the Administrative Agent has actual knowledge; HOWEVER, in the absence of gross negligence, willful misconduct or fraud, the Administrative Agent shall not be liable to any Lender for any failure to relay or furnish to such Lender any such information.

    8.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely and act (and shall be fully protected in relying and acting) upon any note, writing, resolution, instrument, report, notice, consent, certificate, affidavit, letter, request, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing, conversation or communication believed by Administrative Agent in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent shall not be bound to ascertain or inquire as to the satisfaction, performance or observance of any of the terms, provisions, covenants or conditions of or the accuracy of any statements or representations in any Loan Document on the part of any Borrower. The Administrative Agent may deem and treat the stated payee of any Note as the holder thereof for all purposes under the Loan Documents UNLESS AND UNTIL Administrative Agent has received and accepted an assignment and assumption agreement relating thereto in form and substance acceptable to the Administrative Agent.

    8.6. DELEGATION OF DUTIES; ADDITIONAL RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent may consult with, employ and perform any of its duties under the Loan Document by or through agents, attorneys-in-fact, legal counsel, independent public accountants and other experts. The Administrative Agent shall not be responsible for the negligence or misconduct of any such Persons selected by Administrative Agent with reasonable care, AND the Administrative Agent shall be fully protected in any action or inaction taken by it in good faith in reliance upon or in accordance with the advice or statements of legal counsel (including, without limitation, counsel to Borrowers), independent accountants and other experts selected by Administrative Agent.

    8.7. ACTING ON INSTRUCTION OF LENDERS. The Administrative Agent shall be entitled to act or refrain from acting (and shall be fully protected in acting or refraining from acting) under the Loan Documents in accordance with a written request of or written instructions from the Required Lenders. The Administrative Agent shall also be entitled to refrain from acting (and shall be fully protected in refraining from acting) under the Loan Documents UNLESS Administrative Agent first (a) receives such advice or concurrence of the Required Lenders as Administrative Agent deems appropriate OR (b) is indemnified to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Except as otherwise expressly stated in the Loan Documents, all determinations by, requests by and other references to "Lenders" means the Required Lenders,

AND any requests or instructions by the Required Lenders (and any action or inaction by Administrative Agent pursuant thereto) shall be binding upon all the Lenders.

    8.8. ACTIONS UPON OCCURRENCE OF DEFAULT OR EVENT OF DEFAULT. Each Lender will use its best efforts to notify the Administrative Agent immediately in writing upon becoming aware of the occurrence of any Default or Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default". If the Administrative Agent receives any such notice of default, THEN the Administrative Agent shall use its best efforts to give notice thereof to each Lender as soon as reasonably practical. Upon the occurrence of any Default or Event of Default, the Lenders shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement among the Lenders as to the appropriate course of conduct, the Administrative Agent shall exercise rights and take such other action on behalf of all Lenders with respect to such Default or Event of Default as directed by the Required Lenders. Unless and until the Administrative Agent shall have received such directions from the Lenders (or, as applicable, the Required Lenders), the Administrative Agent may (but shall not be obligated to) take such action (or refrain from taking such action) with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of the Lenders.

    8.9.  ADMINISTRATIVE AGENT'S RIGHTS AS LENDER IN INDIVIDUAL CAPACITY.
The Administrative Agent (and its Affiliates) may make loans to, may accept deposits from, may issue letters of credit on behalf of, and may otherwise generally engage (and continue to engage) in any kind of business with any Borrower or other Obligor as though the Administrative Agent were not the Administrative Agent under the Loan Documents. With respect to any Loans made by Administrative Agent as a Lender hereunder and all obligations owing to it as a Lender under the Loan Documents, the Administrative Agent shall have the same rights, powers duties and obligations under the Loan Documents as any other Lender and may exercise such rights, powers duties and obligations as though it were not the Administrative Agent hereunder. To the extent that the Administrative Agent is a Lender hereunder, the terms "Lender", "Lenders" and "Required Lenders" shall include the Administrative Agent in its individual capacity.

    8.10. ADVANCES BY ADMINISTRATIVE AGENT. Unless the Administrative Agent has been notified in writing by a Lender prior to the Settlement Date for any Advance or Loan that such Lender will not make the amount constituting its Pro Rata share of such Advance or Loan available to the Administrative Agent on or prior to such applicable Settlement Date, THEN the Administrative Agent may (but shall not be required to) assume that such Lender will make such amount available to the Administrative Agent in immediately available funds on or before such Settlement Date, AND in reliance upon such assumption, the Administrative Agent may make available to Borrowers a corresponding amount on behalf of such Lender. If the amount of such Pro Rata share is not made available to the Administrative Agent in immediately available funds by a Lender until after the applicable Settlement Date, THEN such Lender shall pay to the Administrative Agent on demand and in immediately available funds an amount equal to the result of the following equation (which shall be in addition to the amount of such Lender's Pro

Rata share of such Advance or Loan): the PRODUCT OF (a) the average (computed for the period determined under clause (c) below) of the weighted average interest rate for Federal Funds as determined by the Administrative Agent during each day included in such period, MULTIPLIED BY (b) the amount of such Lender's Pro Rata share of such Advance or Loan, MULTIPLIED BY (c) a fraction
(i) the numerator of which is the number of days that elapsed from and including such Settlement Date to and including the date on which such Lender's Pro Rata share of such Advance or Loan is actually received by the Administrative Agent in immediately available funds AND (ii) the denominator of which is 360. A statement from the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive (absent manifest error) as to the amount owed to the Administrative Agent by such Lender. If such Lender's Pro Rata share is not actually received by the Administrative Agent in immediately available funds within three (3) Business Days after the applicable Settlement Date for such Advance or Loan, THEN the Administrative Agent shall be entitled to recover from such Lender, on demand, the amount of such Pro Rata share with interest thereon for the entire such period since the Settlement Date at the highest interest rate per annum (including the applicable Rate Margin) then applicable under the Facilities.

    8.11. PAYMENTS TO LENDERS. Promptly after receipt in immediately available funds from Borrowers of any payment of principal, interest or any fees or other amounts due to any Lender under the Loan Documents, the Administrative Agent shall distribute to each Lender that Lender's Pro Rata share of such funds so received.

    8.12. PRO-RATA SHARING OF SETOFF PROCEEDS. Any sums obtained by the Administrative Agent or any Lender from any Borrower or other Obligor by reason of any exercise of a right of setoff or banker's lien shall be shared Pro Rata among Lenders. NOTWITHSTANDING THE FOREGOING, neither the Administrative Agent nor any Lender shall be required to so share with any other Lender collections from any Borrower or other Obligor specifically relating to (or the proceeds of any item of collateral that is not subject to the Loan Documents) any other Indebtedness of such Borrower or other Obligor to the Administrative Agent or such Lender.

    8.13. LIMITATION ON LIABILITY OF ADMINISTRATIVE AGENT. The Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable to any Lender for any action taken or inaction by Administrative Agent or such Person under or in connection with any Loan Document, EXCEPT to the extent of foreseeable actual loses resulting directly and exclusively from Administrative Agent's own gross negligence, willful misconduct or fraud. Without limiting the generality of the foregoing, the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable, responsible or have any duty with respect to any of the following:
(a) the genuineness, execution, authorization, validity, effectiveness, enforceability, collectibility, value or sufficiency of any Loan Document, OR
(b) the collectibility of any amount owed by any Obligor to any Lender, OR
(c) the accuracy, completeness or truthfulness of any recital, statement, representation or warranty made to the Administrative Agent or to any Lender in connection with any Loan Document or other certificate, affidavit, report, opinion, financial statement, document or instrument executed or furnished pursuant to or in connection with any Loan Document, OR (d) any failure of any Person to receive any notice or communication due such Person under any Loan Document or applicable law, OR (e) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of any Borrower or other Obligor, OR (f) ascertaining or inquiring into the satisfaction, observance or performance of any condition, covenant or agreement in any Loan Document (including, without limitation, the use or proceeds by any Borrower), OR (g) the inspection of any books, records or properties of any Obligor, OR (h) the existence or possible existence of any Default or Event of Default.

    8.14. INDEMNIFICATION. To the extent that Borrowers do not actually reimburse, indemnify or hold harmless Administrative Agent (in accordance with Section 10.16 hereof), THEN each Lender hereby agrees on a Pro Rata basis to indemnify and hold harmless the Administrative Agent (acting in its capacity as Administrative Agent) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that at any time (including, without limitation, at any time following the payment of the Obligations of Borrowers hereunder) may be imposed upon, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document, or the transactions contemplated hereby or any action or inaction taken by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and exclusively from the gross negligence, willful misconduct or fraud of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose (in the opinion of the Administrative Agent) shall be insufficient or become impaired, THEN the Administrative Agent may require additional indemnity and cease (or not commence) to do the acts indemnified against until such additional indemnity is furnished to the satisfaction of the Administrative Agent. The agreement in this Section shall survive the payment of all Advances, Loans, fees and other Obligations of each Borrower arising hereunder.

    8.15. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent at any time may resign as the Administrative Agent under the Loan Documents by giving the Lenders and Borrowers written notice thereof at least 20 calendar days prior to the effective date of such resignation. During such notice period, the Required lenders shall appoint (from among the Lenders) a successor Administrative Agent for the Lenders, SUBJECT TO the prior approval by Borrowers and the consent of each Lender (such approval or consent, as the case may be, not to be unreasonably withheld, delayed or conditioned). Upon acceptance of such appointment by such successor agent, (a) such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, AND (b) the term "Administrative Agent" shall include such successor agent effective upon its appointment, AND (c) the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, all without any other or further act or deed on the part of such former Administrative Agent or any of the parties to the Loan Documents. NOTWITHSTANDING THE FOREGOING, after the effectiveness of the resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                            ARTICLE 9: DEFINITIONS

     9.1. DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

          9.1.1. "ACCOUNT" means, at any relevant time, the designated or principal deposit account of Borrowers at Administrative Agent for purposes of effecting transactions hereunder.

          9.1.2. "ADJUSTED LIBO RATE" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted LIBO Rate =                LIBO Rate
                                        ----------------------
                                        1 - Reserve Percentage

For purposes of this calculation, "LIBO RATE" means the London Interbank Offered Rate per annum displayed at approximately 10:00 a.m. (local time in Richmond, Virginia) two Business Days before the first day of any Interest Period for which the Adjusted LIBO Rate is applicable on the Reuters Screen designated as the "Libo Rate" (or its equivalent or replacement) for the offering of dollar deposits by leading banks in the London interbank market for a period of approximately 3 months or 6 months (corresponding to the length of the applicable Interest Period selected by Borrowers) and an amount approximately equal to the amount outstanding hereunder to which such LIBO
Rate will be applicable. For purposes of this calculation, "RESERVE PERCENTAGE" means that percentage (expressed as a decimal) prescribed by the FRB (or any other governmental or administrative agency to which any Lender is subject) for determining the reserve requirements (including, without limitation, any basic, supplemental, marginal or emergency reserves) for (a) such Lender's negotiable, non-personal time deposits in U.S. Dollars with maturities of comparable duration, OR (b) deposits of U.S. Dollars in a non-U.S. or an international banking office of such Lender used to fund loans.

          9.1.3. "ADMINISTRATIVE AGENT" means Signet Bank or any successor, assignee or other transferee of Administrative Agent.

          9.1.4.  "ADVANCE" means any advance of funds under any Facility.

          9.1.5.  "ADVANCE REQUEST" has the meaning set forth in
Section 1.4.1 hereof.

          9.1.6. "AFFILIATE" of any Person means (a) any Person directly or indirectly owning, controlling or holding 5% or more of the outstanding beneficial interest in such Person, OR (b) any Person as to which such other Person directly or indirectly owns, controls or holds 5% or more of the outstanding beneficial interest, OR (c) any Person directly or indirectly under common control with such other Person OR (d) any executive officer, director, partner or member of such Person.

          9.1.7. "AGENT" means Signet Bank, or any successor thereof, or any assignee, or other transferee or Agent hereunder.

          9.1.8. "AGREEMENT" means this Credit Facility Agreement and all the exhibits and schedules hereto, all as may be amended and otherwise modified from time to time hereafter.

          9.1.9. "AUTHORIZED OFFICER" means any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to borrow funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with Administrative Agent.

          9.1.10. "AUTHORIZATION" means any License or other governmental permit, certificate and/or approval issued by an Official Body that is necessary or required in connection with the conduct of any Borrower's business or operations.

          9.1.11. "AVAILABLE CREDIT PORTION" means that portion of the Current Line of Credit Commitment that is generally available in the ordinary course for borrowing at any time under the Line of Credit Facility, as such amount is determined in accordance with Section 1.3 hereof.

          9.1.12. "BORROWER" means, individually and collectively, the following:

                  a. CCC Information Services Inc., a Delaware corporation,
                     having its principal and chief executive office at the address specified in Section 10.7 hereof, or any successor or authorized assignee thereof, AND

                  b. Any other entity subsequently added hereto as a Borrower hereunder, or any successor or authorized assignee thereof.

          9.1.13. "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the Commonwealth of Virginia (or, with respect to certain LIBO Rate matters, banks in London, England) are authorized or required to be closed.

          9.1.14. "CAPITAL EXPENDITURES" means expenditures (a) for any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year and an individual cost in excess of $1,000 per item, including direct or indirect acquisition of such assets, OR (b) for any Capital Leases. NOTWITHSTANDING THE FOREGOING, the term Capital Expenditures does not include (1) purchases of Customer Equipment, OR
(2) Permitted Investments (as defined in Section 5.7 hereof) other than as described in Section 5.7(d) hereof unless such Borrower is acquiring 100% of the assets of another Person as a going concern, OR (3) permitted transactions under Section 5.8 hereof.

          9.1.15. "CAPITAL LEASES" means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13 dated November 1976 (as amended and updated from time to time).

          9.1.16. "CLOSING DATE" means the date on which all conditions precedent to the effectiveness of this Agreement under Section 2.1 hereof have been satisfied or waived by Required Lenders.

          9.1.17. "CODE" means the Internal Revenue Code of 1986, as amended.

          9.1.18. "COLLATERAL" means the collateral security committed to Lenders or Administrative Agent (for the benefit of Lenders) under the Collateral Security Documents executed by any Borrower or any other Obligor in favor of Lenders or Administrative Agent (for the benefit of Lenders) pursuant to this Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended from time to time.

          9.1.19. "COLLATERAL SECURITY DOCUMENTS" means, individually and collectively, (a) the Security Agreements and the financing statements filed pursuant thereto, AND (b) the Pledge and Security Agreements, AND (c) any additional documents guaranteeing indebtedness, assuring performance of obligations, subordinating indebtedness, or granting security or Collateral to Lenders or Administrative Agent (for the benefit of Lenders), all as amended from time to time.

          9.1.20. "COMMITMENT" means any commitment for credit pursuant to a Facility established hereunder.

          9.1.21. "COMMITMENT PERCENTAGE" means, with respect to each Lender, that portion of the total Commitments as to which such Lender is obligated (I.E., the aggregate of such Lender's Line of Credit Commitment Percentage and Term Loan Commitment Percentage).

          9.1.22. "CREDIT COMMITMENT FEE" means the fee due and payable to Administrative Agent in accordance with Section 1.7.1 hereof.

          9.1.23. "CUSTOMER EQUIPMENT" means computers and related peripheral equipment that either are purchased or leased by a Borrower for use by its customers or are leased directly to such Borrower's customers.

          9.1.24. "DEFAULT" means any event or circumstance that with the giving of notice or the passage of time would constitute an Event of Default.

          9.1.25. "DOLLAR" or "$" means U.S. dollars.

          9.1.26. "EBITDA" means, at the time of any determination, the sum of the following items for Borrowers during the relevant four consecutive fiscal quarter period:

                  a. Net income from continuing operations during such period
                     -- I.E., excluding extraordinary items and the cumulative effect of accounting changes -- determined in accordance with GAAP, AND

                  b. PLUS Interest Expense during such period, BUT SUBTRACT
                     interest income accrued during such period, AND

                  c. PLUS all charges in accordance with GAAP for federal and state income taxes during such period, AND

                  d. PLUS depreciation permitted under GAAP during such
                     period, AND

                  e. PLUS amortization expense permitted under GAAP during
                     such period.

For purposes of this calculation, interest shall include interest accrued under Capital Leases, determined in accordance with GAAP.

          9.1.27. "ENVIRONMENTAL CONTROL STATUTES" has the meaning set forth in Section 3.16 hereof.

          9.1.28. "EPA" means the United States Environmental Protection Agency or any other entity that succeeds to its responsibilities and powers.

          9.1.29. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

          9.1.30. "ERISA AFFILIATE" means any company, whether or not incorporated, which is considered a single employer with any Borrower under Titles I, II and IV of ERISA.

          9.1.31. "EVENT OF DEFAULT" means each of the events described in
Section 7.1 hereof.

          9.1.32. "EXCLUDED ASSETS" means Customer Equipment and permissible Capital Leases.

          9.1.33. "FACILITY" means any credit facility established under
Article 1 hereof.

          9.1.34. "FIXED CHARGES" means, at the time of any determination, the sum of the following items for Borrowers during the relevant four consecutive fiscal quarter period:

                  a. The amount of payments of principal required under this
                     Agreement during such period, AND

                  b. PLUS the amount of principal required to be paid and
                     mandatory commitment reductions on other Funded Debt (I.E., Funded Debt other than under this Agreement) during such period (BUT excluding payments on indebtedness being refinanced hereunder as of the Closing Date), AND

                  c. PLUS Interest Expense during such period, AND

                  d. PLUS the amount of Capital Expenditures during such
                     period.

For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases. For purposes of this calculation,

Capital Expenditures (a) will include all capitalized software costs, but
(b) will exclude Customer Equipment and $900,000 in leasehold improvements to be incurred prior to December 31, 1997.

          9.1.35. "FRB" means the Board of Governors of the Federal Reserve System or any other entity or agency that succeeds to its responsibilities and powers.

          9.1.36. "FUNDED DEBT" means, at the time of any determination, the aggregate principal amount of indebtedness of all Borrowers for the following:

                  a. Borrowed money (including the indebtedness under the
                     Loan Documents, but not including trade indebtedness incurred in the normal and ordinary course of business for value received), AND

                  b. Installment purchases of real or personal property, AND

                  c. Capital Leases, AND

                  d. Deferred purchase price in connection with acquisitions,
                     AND

                  e. Guaranties, AND

                  f. Indebtedness otherwise required to be included as part
                     of "Funded Debt" under Section 5.2 hereof (including, without limitation, monetary obligations under non-compete arrangements).

NOTWITHSTANDING THE FOREGOING, the term "Funded Debt" includes the Subordinated Indebtedness. For purposes of this calculation, Funded Debt shall also include the Funded Debt of joint ventures that are consolidated with Borrowers for financial reporting purposes in accordance with GAAP.

          9.1.37. "GAAP" means generally accepted accounting principles applied on a consistent basis set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Administrative Agent may reasonably approve, which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          9.1.38. "GUARANTOR" means CCC Information Services Group Inc., and its successors and assigns (including, with respect to natural persons, such Guarantor's heirs, personal representatives, administrators and executors).

          9.1.39. "HAZARDOUS MATERIALS" includes (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 ET SEQ.), as amended from time to time, and regulations promulgated thereunder; OR (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 ET SEQ.), as amended from time to time, and regulations promulgated thereunder; OR (c) any other substance the use or presence of which on, in, under or above any real property ever owned, controlled or used by any Borrower is similarly regulated or prohibited by any federal, state or local law, rule, ordinance, regulation or decree of any court or governmental authority as a hazardous material.

         9.1.40. "INTEREST EXPENSE" means, at the time of any determination, the amount of interest and other finance charges of Borrowers required to be charged as an expense under GAAP during the relevant four consecutive fiscal quarter period. For purposes of this calculation, interest (a) includes interest accrued under Capital Leases, BUT (b) excludes the amortization of the fees under Section 1.7.1 hereof, AND any other such charges with respect to any Funded Debt that are associated with capitalized debt, AND bank service charges.

         9.1.41. "INTEREST PERIOD" means (a) with respect to the Prime Rate, a period of one (1) Business Day, AND (b) with respect to the Adjusted LIBO Rate, a period (at the election of Borrowers) of 3 or 6 calendar months duration; PROVIDED, HOWEVER, that with respect to the Adjusted LIBO Rate, (1) if any Interest Period would otherwise end on a day that is not a Business Day or Business Day in London, such Interest Period will be extended to the next succeeding Business Day or Business Day in London, subject to clauses
(2) and (3) below; AND (2) any Interest Period that would otherwise end on a day that is not a Business Day and a Business Day in London will be extended to the next succeeding day that is a Business Day and a Business Day in London unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day in London; AND (3) with respect to an Interest Period that begins on the last Business Day in London of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), subject to clause "(2)" above, the Interest Period will end on the last Business Day in London of a calendar month. With respect to the Adjusted LIBO Rate and the Prime Rate, interest will accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires.

         9.1.42. "LENDER" means, individually and collectively, the following:

                 a. Signet Bank or any successor, assignee, participant or other transferee of such Lender hereunder, AND

                 b. Any other entity subsequently added hereto as a Lender hereunder, or any successor, assignee, participant or other transferee thereof.

         9.1.43. "LEVERAGE RATIO" means, at any time such ratio is being computed, the ratio of "Funded Debt" TO "OCF (I.E., Operating Cash Flow)" (for the immediately preceding four fiscal quarters).

         9.1.44. "LIBO RATE" has the meaning set forth in the definition of "Adjusted LIBO Rate".

         9.1.45. "LICENSE" means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.

         9.1.46. "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         9.1.47. "LINE OF CREDIT COMMITMENT" means the Commitment established pursuant to Section 1.1. hereof and Section 1.3 hereof.

         9.1.48. "LINE OF CREDIT COMMITMENT PERCENTAGE" means, with respect to each Lender, that portion of the total Line of Credit Commitment as to which such Lender is obligated.

         9.1.49. "LINE OF CREDIT FACILITY" means the line of credit Facility as described in Article 1 hereof.

         9.1.50. "LINE OF CREDIT MATURITY DATE" has the meaning set forth in
Section 1.1.2 hereof, as may be extended from time to time in Lenders' sole and absolute discretion.

         9.1.51. "LINE OF CREDIT NOTE" means that certain Note (or Notes) payable to the order of each Lender (for its Line of Credit Commitment Percentage) prepared in accordance with Section 1.1.4 hereof, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

         9.1.52. "LOAN" means any loan or Advance of funds under any Facility as well as any other credit extended by Administrative Agent or any Lender to any Borrower under this Agreement.

         9.1.53. "LOAN DOCUMENTS" means this Agreement, any Notes, the Collateral Security Documents and any other documents, agreements and certificates entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, modified and supplemented from time to time.

         9.1.54. "LOCAL AUTHORITIES" means, individually and collectively, the state and local governmental authorities that govern the activities of any Borrower.

         9.1.55. "MARGIN REGULATION" has the meaning set forth in Section
3.17 hereof.

         9.1.56. "MARGIN STOCK" has the meaning set forth in Section 3.17 hereof.

         9.1.57. "MATERIAL ADVERSE CHANGE" means any change that has or causes a Material Adverse Effect.

         9.1.58. "MATERIAL ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

                   a. The business, assets, revenues, financial condition, operations, or Collateral of CCC or of Borrowers (as a whole, including CCC) or of any other Obligor (other than a Borrower); or

                   b. The ability of Borrowers to perform any of their payment obligations under the Loan Documents when due or the ability of any Borrower to perform any other material obligations under any Loan Document; or

                   c. Any right, remedy or benefit of Administrative Agent or any Lender under any Loan Document in any way relating to (i) Administrative Agent's or any Lender's ability or collect or entitlement to receive (or be reimbursed for) payments of principal, interest, fees, costs or expenses under the Loan Documents or (ii) Administrative Agent's or any Lender's protection of, realization upon or other rights or interest in any Collateral.

         9.1.59. "NOTES" means, individually and collectively, each promissory note delivered to Administrative Agent or any Lender pursuant to any Loan Document and evidencing any indebtedness to Administrative Agent or any Lender under the Loan Documents (each as may be amended, modified, supplemented, restated, extended, renewed or replaced from time to time).

         9.1.60. "OBLIGATIONS" means all of the indebtedness and obligations (monetary or otherwise) of each Borrower and any other Obligor arising under or in connection with any Loan Document as well as all indebtedness and obligations (monetary or otherwise) of any Affiliate of any Borrower or other Obligor arising under or in connection with any agreement between any such Affiliate and Administrative Agent or any Lender (or any Affiliate of Administrative Agent or any Lender).

         9.1.61. "OBLIGOR" means any Borrower or any other Person (other than Administrative Agent and Lenders) obligated under any Loan Document.

         9.1.62. "OCF" (or "Operating Cash Flow") means, at the time of any determination, the sum of the following items for Borrowers during the relevant four consecutive fiscal quarter period:

                   a.  EBITDA during such a period, AND

                   b. PLUS reasonable non-recurring acquisition expenses acceptable to or approved by the Required Lenders during such period (which acceptance or approval by such Lenders may not be unreasonably withheld), AND

                   c. WITH RESPECT TO deferred revenues reflected on Borrowers' balance sheet in accordance with GAAP (BUT only to the extent that such deferred revenues exceeded $10 million during the immediately preceding reporting period): ADD the total amount by which deferred revenues increased over the immediately preceding reporting period, OR SUBTRACT the total amount by which deferred revenues decreased from the immediately preceding reporting period, AND

                   d. WITH RESPECT TO investments by Borrowers in non-consolidated joint ventures that are reflected on Borrowers' financial statements in accordance with
                       GAAP: ADD the amount of actual cash distributions received by each Borrower as a return on its investment in any such non-consolidated joint venture, AND

                   e. WITH RESPECT TO other non-recurring non-cash items: ADD the total amount of other non-cash expenses recognized during such period (to the extent not already accounted for in one of the above categories), BUT SUBTRACT the total amount of other non-cash revenue (other than deferred revenue, which category is addressed under Clause "c" above and other than revenue resulting from normal trade receivables) recognized during such period (to the extent not already accounted for in one of the above categories).

For purposes of this calculation, interest shall include interest accrued under Capital Leases, determined in accordance with GAAP. For purposes of this calculation, OCF shall also include the OCF of joint ventures that are consolidated with Borrowers for financial reporting purposes in accordance with GAAP.

         9.1.63. "OFFICIAL BODY" means any federal, state, local, or other government of political subdivision (and any agency, authority, bureau, central bank, commission, department or instrumentality of either) and any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         9.1.64. "OPERATING AGREEMENT" means any consulting agreement, management agreement, employment agreement, cost allocation agreement, or other similar agreement relating to the operations of any Borrower.

         9.1.65. "ORGANIC DOCUMENT" means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

         9.1.66. "PBGC" means the Pension Benefits Guaranty Corporation or any other entity that succeeds to its responsibilities and powers under ERISA.

         9.1.67. "PERIODIC FACILITY FEE" means the fee due and payable to Administrative Agent (for the benefit of Lenders) in accordance with Section
1.7.2 hereof.

         9.1.68. "PERMITTED INDEBTEDNESS" has the meaning set forth in
Section 5.2 hereof.

         9.1.69. "PERMITTED INVESTMENTS" has the meaning set forth in Section
5.7 hereof.

         9.1.70. "PERMITTED LIENS" has the meaning set forth in Section 5.5 hereof.

         9.1.71. "PERMITTED LOANS" has the meaning set forth in Section 5.4 hereof.

         9.1.72. "PERMITTED TRANSFERS" has the meaning set forth in
Section 5.6 hereof.

         9.1.73. "PERSON" means any natural person, corporation, LLC, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         9.1.74. "PLAN" means any pension benefit or welfare benefit plan as defined in Sections 3(1), (2) or (3) of ERISA covering employees of any Borrower or any ERISA Affiliate of any Borrower.

         9.1.75. "PLEDGE AND SECURITY AGREEMENTS" means, individually and collectively, each pledge and security agreement relating to a pledge of an equity interest in an enterprise (all as may be amended, modified and supplemented from time to time) required to be executed and delivered in favor of Administrative Agent (for the benefit of Lenders) pursuant to the Loan Documents.

         9.1.76. "PORTION" means a designated portion of the indebtedness hereunder as to which a specified Rate Index (and a corresponding Rate Margin) has been selected or deemed to be applicable.

         9.1.77. "PRIME RATE" means the rate of interest per annum publicly announced by Administrative Agent form time to time as its prime rate of interest on direct, short-term borrowings to its large business customers with high credit standings; such term, however, does not necessarily mean Administrative Agent's best or lowest rate available.

         9.1.78. "PRO RATA" means from or to each Lender in proportion to its Commitment Percentage.

     9.1.79. "RATE INDEX" has the meaning set forth in Section 1.1.5 hereof (for purposes of the Line of Credit Facility) AND Section 1.2.5 hereof (for purposes of the Term Loan Facility).

     9.1.80. "RATE MARGIN" has the meaning set forth in Section 1.1.5 hereof (for purposes of the Line of Credit Facility) AND Section 1.2.5 hereof (for purposes of the Term Loan Facility).

     9.1.81. "REQUIRED LENDER" means Lenders holding at least 66% of the aggregate outstanding principal amount of the Loans (or, if no Loans at the time of such determination are outstanding, then Lenders obligated with respect to at least 66% of the Commitments).

     9.1.82. "RESERVE PERCENTAGE" has the meaning set forth in the definition of "Adjusted LIBO Rate".

     9.1.83. "SEC" means the Securities and Exchange Commission or any other entity that succeeds to its responsibilities and powers.

     9.1.84. "SECURITIES ACTS" means, collectively, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and as implemented by the SEC and interpreted by the SEC or any court of competent jurisdiction.

     9.1.85. "SECURITY AGREEMENTS" means, collectively, each security agreement (as may be amended, modified and supplemented from time to time) required to be executed and delivered in favor of Administrative Agent (for the benefit of Lenders) pursuant to Article 2 hereof, and any other security agreement required or delivered in connection with the Loan Documents, including, without limitation, any intellectual property assignments or security agreements required to be delivered pursuant to Article 2 hereof.

     9.1.86. "SETTLEMENT DATE" means, with respect to any Advance hereunder, the date on which funds are advanced by Administrative Agent (on behalf of Lenders).

     9.1.87. "SIGNET BANK" means Signet Bank, a Virginia-chartered, federally insured commercial bank, or any successor thereof, having an office at the address specified in Section 10.7 hereof, and which is the Administrative Agent and a Lender hereunder at the time of execution hereof.

     9.1.88. "SUBORDINATED INDEBTEDNESS" means all indebtedness and monetary obligations of Borrowers (other than indebtedness in favor of Lenders or indebtedness and obligations expressly excluded therefrom by the Required Lenders), including, without limitation, all indebtedness treated or defined as "Subordinated Indebtedness" under any separate Subordination Agreement by and among any Borrower, Administrative Agent (on behalf of Lenders) and another Person. NOTWITHSTANDING THE FOREGOING, the term "Subordinated Indebtedness" (unless the Required Lenders otherwise requires) does not include indebtedness permitted under Section 5.2(a or b) hereof or (to the extent consistent with Section 5.5.a hereof) under Section 5.2(c, d or e) hereof. The term "Subordinated Indebtedness" also does not include

CCC's contract funding or indebtedness to Canadian Imperial Bank of Commerce as listed on Schedule 5.2 hereto that existed as of the Closing Date.

     9.1.89. "SUBSIDIARY" of any Person or entity means any Person as to which such other Person or entity (a) directly or indirectly owns, controls or holds 25% or more of the outstanding beneficial interest OR (b) is otherwise required in accordance with GAAP to be considered as part of a consolidated organization.

     9.1.90. "TERM LOAN COMMITMENT" means the Commitment established pursuant to Section 1.2 hereof and Section 1.3 hereof.

     9.1.91. "TERM LOAN COMMITMENT PERCENTAGE" means, with respect to each Lender, that portion of the total Term Loan Commitment as to which such Lender is obligated.

     9.1.92. "TERM LOAN FACILITY" means the term loan Facility as described in Article 1 hereof.

     9.1.93.   "TERM LOAN MATURITY DATE" has the meaning set forth in Section
1.2.2 hereof, as may be extended from time to time in Lenders' sole and absolute discretion.

     9.1.94. "TERM LOAN NOTE" means that certain Note (or Notes) payable to the order of each Lender (for its Line of Credit Commitment Percentage) prepared in accordance with Section 1.2.4 hereof, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

     9.1.95. "TOTAL CHARGES" means, at the time of any determination, the sum of the following items for Borrowers during the relevant four consecutive fiscal quarter period:

               a.   The amount of Fixed Charges during such period, AND

               b. PLUS the net amount of federal and state income taxes paid during such period, AND

               c. PLUS investments under Section 5.7(e) hereof and dividends under Section 5.10 hereof (other than Redemption Dividends thereunder) during such period.

For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases. For purposes of this calculation, Total Charges shall also include the Total Charges of joint ventures that are consolidated with Borrowers for financial reporting purposes in accordance with GAAP.

     9.1.96. "TOTAL CHARGE COVERAGE RATIO" means, at any time such ratio is being computed, the ratio of "OCF" (for the immediately preceding four fiscal quarters) TO "Total Charges" (for the immediately preceding four fiscal quarters).

     9.1.97. "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     9.2.      RULES OF CONSTRUCTION.

     9.2.1. PLURAL; GENDER. Whenever used herein, (a) a singular number includes the plural, and the plural includes the singular, AND (b) use of the masculine, feminine or neuter gender includes all genders.

     9.2.2. FINANCIAL AND ACCOUNTING TERMS. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP.

                           ARTICLE 10:  MISCELLANEOUS

     10.1. INDEMNIFICATION, RELIANCE AND ASSUMPTION OF RISK PROVISIONS. Without limiting any other indemnification in any Loan Document, each Borrower
(jointly and severally) hereby agrees to defend Administrative Agent and each Lender (and the directors, officers, employees, agents and Affiliates Administrative Agent and each Lender) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs, or expenses (including without limitation, reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, EXCEPT for losses resulting directly and exclusively from such Person's own gross negligence, willful misconduct or fraud. In addition, each Borrower (jointly and severally) will reimburse and indemnify Administrative Agent and each Lender for all reasonable costs, expenses and losses resulting from the following: (1) any failure or refusal by any Borrower or by any Affiliate of any Borrower to provide any requested assistance or cooperation in connection with any attempt by Administrative Agent or any Lender to liquidate any Collateral in the event of any Event of Default and/or any attempt by Administrative Agent or any Lender to otherwise exercise its rights hereunder, AND (2) any misrepresentation, gross negligence, fraud or willful misconduct by any Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Moreover, with respect to any Advance Request or other communication between any Borrower and Administrative Agent or Lenders hereunder and all other matters and transactions in connection therewith, each Borrower (jointly and severally) hereby irrevocably authorizes Administrative Agent and each Lender to accept, rely upon, act upon and comply with any verbal or written instructions, requests, confirmations and orders of any Authorized Officer of any Borrower. Each Borrower, Administrative Agent and each Lender each acknowledges that the transmissions of any such instruction, request, confirmation, order or other communication involves the possibility of errors, omissions, mistakes and discrepancies, and each Borrower, Administrative Agent and each Lender each agrees to adopt such internal measures and operational procedures to protect its interest. By reason thereof, each Borrower hereby assumes all risk of loss and responsibility for -- and hereby releases and discharges Administrative Agent and each Lender from any and all risk of loss and responsibility for, and agrees to indemnify, reimburse on demand and hold Administrative Agent and each Lender harmless from -- any and all claims, actions, damages, losses, liability and expenses by reason of or in any way related to (a) Administrative Agent's or any Lender's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders from or on behalf of any such Authorized Officer, and (b) any such errors, omissions, mistakes and discrepancies by (or otherwise resulting from or attributable to the actions or inactions of) any Authorized Officer or any Borrower; PROVIDED, HOWEVER, no Borrower has assumed hereby the risk of any foreseeable actual loss resulting directly and exclusively from Administrative Agent's or any Lender's own gross negligence, fraud or willful misconduct. Each Borrower's obligations provided for in this Section 10.1 will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder.

     10.2. ASSIGNMENT; DISCLOSURE OF INFORMATION TO THIRD PARTIES.

          10.2.1. ASSIGNMENTS. No Loan Document may be assigned (in whole or in part) by any Borrower without the prior written consent of Lenders. Notwithstanding any other provision of any Loan Document, without receiving any consent of any Borrower, each Lender at any time and from time to time may syndicate, participate or otherwise transfer or assign its rights and obligations under the Loan Documents (or the indebtedness evidenced thereby) as follows: (a) up to 75% of its rights and obligations under any of the Loan Documents (or any of the indebtedness evidenced thereby) to any Person provided that the number of Lenders hereunder does not exceed three, AND (b) all (or any proportionate part of) its rights and obligations under any of the Loan Documents (or any of the indebtedness evidenced thereby) to any Affiliate of such Lender, AND (c) all (or any proportionate part of) its rights and obligations under any of the Loan Documents (or any of the indebtedness evidenced thereby) to any Person during the occurrence of any Event of Default under the Loan Documents. In addition, no Borrower will unreasonably withhold its consent to any request by any Lender to syndicate, participate or otherwise transfer or assign all or any portion of its interest in excess of 75%. Administrative Agent will make reasonable efforts to notify Borrowers of any such participation, transfer or assignment within twenty (20) Business Days thereafter; however, a failure to so notify will in no way impair any rights of Administrative Agent or any Lender or any participant, transferee or assignee thereof. Upon execution and delivery of an appropriate instrument between any such participant, transferee or assignee and such assigning Lender, at such Lender's request, such participant, transferee, or assignee will become a Lender party to this Agreement and will have all the rights and obligations of a Lender as set forth in such instrument. At Administrative Agent's request, each Borrower will execute or re-execute and deliver any documents necessary to reflect or implement any such participation, transfer or assignment and will otherwise fully cooperate in any such syndication process.

          10.2.2. DISCLOSURE OF INFORMATION. Administrative Agent and each Lender will employ reasonable procedures to treat as confidential all written, non-public information delivered to Administrative Agent or such Lender (as applicable) pursuant to this Agreement concerning the property, operations and performance of Borrowers that is conspicuously designated by Borrowers as confidential information. With respect to any employee of Administrative Agent or any Lender, such procedures will be at least as protective of such confidential information of Borrowers as those established procedures of Administrative Agent or such Lender (respectively) applicable to and known by such employee for protecting Administrative Agent's or such Lender's own confidential information. NOTWITHSTANDING THE

FOREGOING, Administrative Agent and each Lender may furnish or disclose any information concerning any Borrower (or any of its properties or operations) in Administrative Agent's or such Lender's possession from time to time (1) to permitted participants, transferees and assignees (including prospective participants, transferees and assignees), but subject to a reasonable confidentiality agreement regarding any non-public confidential information thereby disclosed, AND (2) in response to credit inquiries consistent with general banking practices. In addition, Administrative Agent and each Lender may also furnish or disclose any such information (a) to any federal or state regulator of Administrative Agent or such Lender, AND (b) to Administrative Agent's or such Lender's Affiliates, employees, legal counsel, appraisers, accountants and agents, AND (c) to any Person pursuant to compulsory judicial process, AND (d) to any judicial or arbitration forum in connection with enforcing the Loan Documents or defending an action based upon the Loan Documents, AND (e) to any other Person with respect to the public or non-confidential information. Administrative Agent and each Lender may also include operational and performance information and data relating to any Borrower in compilations, reports and data bases assembled by Administrative Agent or such Lender (or Affiliates of Administrative Agent or such Lender) and used to conduct, support, assist in and validate portfolio, industry and credit analysis; PROVIDED, HOWEVER, that neither Administrative Agent nor any Lender may thereby disclose to other Persons any information relating to any Borrower in a manner that is attributable to such Borrower UNLESS (1) such disclosure is permitted under the standards outlined above in this Section OR (2) such Borrower otherwise consents thereto (which consent may not be unreasonably withheld).

     10.3. BINDING EFFECT AND GOVERNING LAW. This Agreement and all documents executed hereunder are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the laws of the Commonwealth of Virginia (without giving effect to the conflicts of law rules of Virginia).

     10.4. NO WAIVER; DELAY. To be effective, any waiver by Lenders must be expressed in a writing executed by Administrative Agent with the approval of the Required Lenders (OTHER THAN Defaults under Section 7.1.1. hereof (payment-related Defaults) or Section 7.1.3. hereof (Financial Covenant Defaults), which must be approved by each Lender). Once an Event of Default occurs hereunder, such Event of Default will continue to exist until expressly waived by Lenders (in their sole and absolute discretion). If Administrative Agent or any Lender waives any power, right or remedy arising hereunder or under any applicable law, THEN such waiver will not be deemed to be a waiver (a) upon the later occurrence or recurrence of any events giving rise to the earlier waiver OR (b) as to any other Obligor. No failure or delay by Administrative Agent or any Lender to insist upon the strict performance of any term, condition, covenant or agreement of any of the Loan Documents, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Administrative Agent or any Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Administrative Agent nor any Lender will be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any other Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The remedies provided herein are cumulative and not exclusive of each other, the remedies provided by law, and the remedies provided by the other Loan Documents.

      10.5. MODIFICATIONS AND AMENDMENTS. Except as otherwise expressly provided in this Agreement, no modification or amendment to any Loan Document will be effective unless made in a writing signed by appropriate officers of Administrative Agent (with the consent of the Required Lenders) and each Borrower that is a party to such Loan Document. NOTWITHSTANDING THE FOREGOING, to the extent that any such modification or amendment attempts to implement any of the following, THEN such amendment or modification must approved by all Lenders:

              a. Increase the Commitments or the Commitment Percentage of any Lender, OR

              b. Add any additional Rate Index, alter any threshold for any Rate Margin category, reduce the amount of any Rate Margin, or otherwise alter any provision that effectively reduces that interest rate applicable to the Loans, OR

              c. Reduce the amount of any fees due to Lenders under any Loan Document (other than fees payable to the Administrative Agent for its own account), OR

              d. Reduce the amount of any payment (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), OR

              e. Postpone or extend the Maturity Date for any Facility or any scheduled payment date (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), OR

              f. Modify the definition of "Pro Rata" or "Required Lenders" or otherwise change the number or percentage of Lenders that are required to take or approve (or direct the Administrative Agent to take) any action under the Loan Documents, OR

              g. Modify the thresholds or time periods for any of the Financial Covenants under Section 4.1 hereof or modify any of the component definitions used in calculating such Financial Covenants, OR

              h. Release or discharge any Borrower as a "Borrower" under the Loan Documents or permit any Borrower to assign to another Person any of its rights or obligations under the Loan Documents, OR

              i. Release all or any part of any guaranty of any part of the Indebtedness under the Loan Documents or any security interest in or pledge of any Collateral (except as otherwise already expressly authorized under the Loan Documents), OR

              j.  Amend this Section.

In addition, no provision of any Loan Document relating to the rights or obligations of the Administrative Agent may be modified or amended without the consent of the Administrative Agent.

      10.6. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

      10.7. NOTICES. Any notice, request, consent, waiver or other communication required or permitted under or in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, OR by prepaid registered or certified U.S. mail (return receipt requested), OR by a nationally recognized commercial courier service with next-day delivery charges prepaid, OR by telegraph, OR by facsimile (voice confirmed), OR by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

If to any Borrower      [Party Entitled to Notice]
OR ITS AFFILIATES:      c/o CCC Information Services Inc.
                        World Trade Center Chicago
                        444 Merchandise Mart
                        Chicago, IL  60654
                        Attention:  Treasurer
                        Facsimile:  (312) 527-2298

                        With a Copy tO (which shall not constitute notice to Borrowers):

                        Winston & Strawn
                        35 W. Wacker Drive
                        Chicago, IL  60601
                        Attention:  Oscar A. David, Esquire
                        Facsimile:  (312) 558-5700

                                  and

                        CCC Information Services Inc.
                        World Trade Center Chicago
                        444 Merchandise Mart
                        Chicago, IL  60654
                        Attention:  Legal Department
                        Facsimile:  (312) 527-2298

If to                   Signet Bank
ADMINISTRATIVE AGENT:   7799 Leesburg Pike, Suite 500
                        Falls Church, VA  22043
                        Attention:  Bryan J. Mitchell, Senior Vice President
                        Facsimile:  (703) 506-9712

                        With a Copy To (which shall not constitute notice to Lender):

                        Samuel G. Rubenstein, Esquire
                        Bryan Cave LLP
                        700 13th Street, N.W., Suite 700
                        Washington, D.C. 20005
                        Facsimile:  (202) 508-6200

IF TO ANY LENDER:       Such Lender's address and facsimile set
                        forth on the signature pages hereof


Any party to a Loan Document may change its address or facsimile number for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), OR (b) if by facsimile, then upon successful transmittal to such party's designated number, OR (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), OR (d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), OR if otherwise delivered, then upon actual receipt. For any and all purposes related to giving and receiving notices and communications between any Borrower and Administrative Agent or any Lender under any Loan Document, each Borrower hereby irrevocably appoints CCC's President as its agent to whom Administrative Agent and Lenders may give and from whom Administrative Agent and Lenders may receive all such notices and communications.

      10.8. TIME OF DAY. All time of day restrictions imposed herein shall be calculated using Eastern Time.

      10.9. RELATIONSHIP WITH PRIOR AGREEMENTS. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and between any Borrower, Administrative Agent and any Lender concerning the terms and conditions of this credit arrangement (other than the Fee Agreement).

      10.10. SEVERABILITY. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, THEN such clause or provision only shall be void (as though not contained herein), and the remainder of this Agreement shall remain operative and in full force and effect; PROVIDED, HOWEVER, if any such clause or provision pertains to the repayment of any indebtedness hereunder, THEN the occurrence of any such invalidity shall constitute an immediate Event of Default hereunder.

      10.11. TERMINATION AND SURVIVAL. All agreements, representations, warranties and covenants of any Borrower contained herein or in any documentation required hereunder will survive the execution and delivery of this Agreement and the other Loan Documents and the funding of the Advances hereunder and will continue in full force and effect until terminated in accordance with this Section. Except as otherwise provided in Section 4.13 hereof and Section 10.1 hereof, this Agreement will terminate upon satisfaction of each of the following events: (i) payment to Administrative Agent and each Lender in full (unconditionally and indefeasibly) of the entire indebtedness and monetary obligations due hereunder and under the other Loan Documents, AND (ii) the termination of the Facilities hereunder, AND (iii) return and cancellation of any effective letters of credit issued by Administrative Agent or any Lender for the account of any Borrower (or delivery to Administrative Agent of cash or readily marketable collateral in an amount and subject to a pledge agreement that are acceptable to Administrative Agent in its sole and absolute discretion). This Agreement (and Administrative Agent's and each Lender's obligations hereunder) will also terminate if the conditions precedent under Section 2.2 hereof are not satisfied or waived by Lenders on or before October 31, 1996.

      10.12. REINSTATEMENT. To the maximum extent not prohibited by applicable law, this Agreement (and the indebtedness hereunder and Collateral therefor) will be reinstated and correspondingly increased if at any time any amount received by Administrative Agent or any Lender in respect of any Loan Document is rescinded or must otherwise be restored or returned by Administrative Agent or such Lender to any Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Borrower or other Person or for any substantial part of the assets of any Borrower or any other Person, or otherwise, all as though such payments had not been made.

      10.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

      10.14. CONFLICT PROVISION. In the event of an irreconcilable conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document (other than a Note or any warrant issued to Administrative Agent or any Lender), the terms and conditions of this Agreement shall govern.

      10.15. WAIVER OF SURETYSHIP DEFENSES. Each Borrower hereby waives any and all defenses and rights of discharge based upon suretyship or impairment of collateral (including, without limitation, lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to Administrative Agent or any Lender or any of its obligations hereunder, under any Loan Document or under any other agreement that it may have or may hereafter enter into with Administrative Agent or any Lender.

      10.16. WAIVER OF LIABILITY. EACH BORROWER (a) AGREES THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT,

CONTRACT OR OTHERWISE) FOR LOSSES OR COSTS SUFFERED OR INCURRED BY ANY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD AND (b) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER (OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. MOREOVER, WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, UNLESS ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF CRIMINAL CONDUCT THAT CAUSED SUCH DAMAGES, THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY WITH RESPECT TO (AND EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES SUFFERED BY ANY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH; AND IF ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF SUCH CRIMINAL CONDUCT, THEN EACH BORROWER WILL BE ENTITLED TO THE TYPES OF COMPENSATION (INCLUDING, AS APPLICABLE AND APPROPRIATE, SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES) AS AND TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW.

      10.17. FORUM SELECTION; CONSENT TO JURISDICTION. ANY LITIGATION IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER OR ANY BORROWER WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER, ANY COLLATERAL OR ANY OTHER PROPERTY MAY ALSO BE BROUGHT (AT ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OPTION) IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR WHERE ADMINISTRATIVE AGENT OR SUCH LENDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER ANY BORROWER. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE THE COMMONWEALTH OF VIRGINIA. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR

HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, IF ADMINISTRATIVE AGENT OR ANY LENDER AT ANY TIME COMMENCES LITIGATION AGAINST BORROWERS IN A STATE COURT OF THE COMMONWEALTH OF VIRGINIA AT A TIME WHEN AND WITH RESPECT TO A CAUSE OF ACTION THAT AT THE TIME MAY ALSO BE PROPERLY MAINTAINED IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA (INCLUDING, WITHOUT LIMITATION, SATISFACTION OF PERSONAL AND SUBJECT MATTER JURISDICTION AND OTHER PROCEDURAL PREREQUISITES TO MAINTAINING SUCH ACTION), THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER WILL CONTEST OR OBJECT TO A TIMELY MOTION BY BORROWERS TO TRANSFER SUCH ACTION TO SUCH FEDERAL COURT PROVIDED THAT SUCH ACTION CAN AT THE TIME OF SUCH TRANSFER BE MAINTAINED WITH RESPECT TO ALL PARTIES AND ALL CAUSES OF ACTION IDENTIFIED BY ADMINISTRATIVE AGENT OR SUCH LENDER.

     10.18. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT, EACH LENDER AND EACH BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY BORROWER. EACH BORROWER ACKNOWLEDGES AND AGREES (a) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), AND (b) THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND (c) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS AND FUNDING ADVANCES THEREUNDER.

                 [BALANCE OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Credit Facility Agreement, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ATTEST:                                        CCC INFORMATION SERVICES INC.

By: /s/ Gerald P. Kenney                       By: /s/ Leonard Ciarrocchi
   -----------------------                        ---------------------------
   Name:  Gerald P. Kenney                        Name:  Leonard Ciarrocchi
          ----------------                               --------------------
   Title: Secretary                               Title: CEO
          ----------------                               --------------------


   [CORPORATE SEAL]

ATTEST:                                        CCC VEHICLE DAMAGE
                                               ESTIMATORS, INC.


By: /s/ Gerald P. Kenney                       By: /s/ Michael J. D'Onofro
   -----------------------                        ---------------------------
   Name:  Gerald P. Kenney                        Name:  Michael J. D'Onofro
          ----------------                               --------------------
   Title: Secretary                               Title: Treasurer
          ----------------                               --------------------


   [CORPORATE SEAL]

ATTEST:                                        CERTIFIED COLLATERAL
                                               CORPORATION OF CANADA, LTD.


By: /s/ Gerald P. Kenney                       By: /s/ Michael J. D'Onofro
   -----------------------                        ---------------------------
   Name:  Gerald P. Kenney                        Name:  Michael J. D'Onofro
          ----------------                               --------------------
   Title: Secretary                               Title: Treasurer
          ----------------                               --------------------


   [CORPORATE SEAL]

WITNESS:                                SIGNET BANK (AS ADMINISTRATIVE AGENT)

By: /s/ Phyllis T. Fergonon             By: /s/ Bryan J. Mitchell
   --------------------------              ----------------------------------
                                           Bryan J. Mitchell, Sr. Vice President


WITNESS:                                SIGNET BANK (AS LENDER)

By: /s/ Phyllis T. Fergonon             By: /s/ Bryan J. Mitchell
   --------------------------              ----------------------------------
                                           Bryan J. Mitchell, Sr. Vice President

                                        Address:   7799 Leesburg Pike
                                                   Suite 500
                                                   Falls Church, Virginia 22043

                                        Facsimile: (703) 506-9712

                                        COMMITMENT PERCENTAGES:

                                            Line of Credit:          %
                                                                  ---
                                            Term Loan:               %
                                                                  ---